                                                                   Exhibit 99(b)

                                    Wachovia

                               THIRD QUARTER 2001

                          SUPPLEMENTAL EARNINGS PACKAGE
      (ALL COMPARISONS ARE WITH SECOND QUARTER 2001 UNLESS OTHERWISE NOTED)
                                TABLE OF CONTENTS

HIGHLIGHTS OF THE QUARTER .................................................    1
PERFORMANCE REVIEW ........................................................    3
EARNINGS SUMMARY ..........................................................    4
NET INTEREST INCOME .......................................................    4
FEE AND OTHER INCOME ......................................................    6
NONINTEREST EXPENSE .......................................................    7
ASSET QUALITY .............................................................    8
NONPERFORMING LOANS .......................................................    9
LOANS HELD FOR SALE........................................................   10
FIRST UNION/WACHOVIA MERGER INTEGRATION UPDATE ............................   12
BUSINESS SEGMENT RESULTS ..................................................   15
GENERAL BANK ..............................................................   17
CAPITAL MANAGEMENT ........................................................   21
WEALTH MANAGEMENT .........................................................   24
CORPORATE AND INVESTMENT BANKING ..........................................   25
PARENT ....................................................................   28

ALL INFORMATION EXCLUDES MERGER-RELATED, RESTRUCTURING AND OTHER CHARGES/GAINS AND IS BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE EXCEPT WHERE SPECIFICALLY NOTED. ALL CONTRIBUTIONS ATTRIBUTED TO WACHOVIA IN 3Q01 ARE ESTIMATES, WHETHER OR NOT EXPLICITLY STATED AS SUCH.

                                                                        Wachovia
--------------------------------------------------------------------------------
HIGHLIGHTS OF THE QUARTER
-------------------------

Earnings Summary


-----------------------------------------------------------------------------------------------------------------------------------
Earnings Summary                                                                                        Third Quarter 2001
                                                                                                     ------------------------------
                                                                                                        After-Tax
                                                                                                         Earnings
(In millions)                                                                                               (Loss)          EPS
-----------------------------------------------------------------------------------------------------------------------------------
Core cash operating earnings                                                                        $         775          0.70
Deposit base intangible amortization (Includes higher run-rate amortization for one month only)               (37)        (0.03)(a)
Goodwill amortization (related to former First Union, only until December 31, 2001)                           (60)        (0.06)
-----------------------------------------------------------------------------------------------------------------------------------
        Core operating earnings                                                                               678          0.61
Write-downs on principal investing portfolio                                                                 (380)        (0.34)
-----------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                                                                                    298          0.27
-----------------------------------------------------------------------------------------------------------------------------------
Merger-related, restructuring and other charges/gains
Merger-related and restructuring charges                                                                      (57)        (0.05)
Credit related charges                                                                                       (572)        (0.53)
Other charges, net                                                                                             (3)            -
-----------------------------------------------------------------------------------------------------------------------------------
        Total merger-related, restructuring and other charges/gains                                          (632)        (0.58)
-----------------------------------------------------------------------------------------------------------------------------------
        Net loss (GAAP)                                                                             $        (334)        (0.31)
-----------------------------------------------------------------------------------------------------------------------------------
(a) Estimated full quarter amortization is $0.07- 0.12 per share; the deposit base intangible valuation is preliminary and will be finalized in 4Q01.


 .    Core cash operating earnings of $.70 per share and core operating earnings of $.61 per share.

 .    In 2Q01, cash operating earnings were $723 million, or $0.73 per share;
     operating earnings were $649 million, or $0.66 per share; and reported earnings were $633 million, or $0.64 per share.

SEPTEMBER 11 IMPACT


-----------------------------------------------------------------------------------------------------------------------------------
Estimated Lost Revenue and Losses Related to September 11th                                            After- Tax
(In millions)                                                                                                Loss           EPS
-----------------------------------------------------------------------------------------------------------------------------------
Losses related to World Trade Center trust operations                                              $           13          0.01
Corporate and Investment Banking
  Estimated losses due to widening spreads on trading portfolio                                                14          0.01
  Lost revenues due to market disruption                                                                       20          0.02
Capital Management

  Four-day market closure effect on brokerage services                                                          8          0.01
-----------------------------------------------------------------------------------------------------------------------------------
        Total estimated lost revenue and losses related to September 11th                          $           55          0.05
-----------------------------------------------------------------------------------------------------------------------------------

 .    Earnings were also affected by estimated after-tax costs of $55 million or
     $.05 per share, resulting from the market disruption during the week of the September 11th tragedy. The businesses impacted, due to the closure of the equity markets for four days as well as the sharp decline in the equity valuations upon the reopening of the market, were brokerage, asset management, trading and fixed income sales and trading.

MERGER-RELATED IMPACTS

 .    The dilution that resulted from issuing new shares in connection with the merger amounted to $.01 - $.02 per share. Earnings were further affected by an additional one month of preliminary deposit base intangible amortization amounting to $24 million after-tax or $.02 per share. Estimated full-quarter deposit base amortization is $0.07-$0.12 per share and will be finalized in 4Q01.

 .    Average diluted shares increased 127 million, primarily due to the impact on average shares of one month of new shares related to the Wachovia merger. Shares issued in the merger amounted to 407 million. Ten million shares were repurchased through the settlement of an equity forward contract totaling $500 million and 16.5 million shares owned by the former Wachovia were retired at the consummation of the merger. There were no open market share repurchases in the quarter. At quarter-end, shares subject to forward contracts were 38 million with a weighted average price of $34.94.


--------------------------------------------------------------------------------
                                                                          Page-1

                                                                        Wachovia
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

 .    General Bank revenues grew 13% vs. 2Q01, while expenses increased 9%.
     General Bank growth in loan outstandings remained strong and low cost core deposits continued to increase, up 18%; 4% within the former First Union franchise. Former First Union customer satisfaction scores up for 10th consecutive quarter and former Wachovia Mystery Customer Profile up for 6th consecutive quarter.

 .    Capital Management revenues decreased 5% as a result of generally lower brokerage trading volume, the four-day market closure and lower asset management fees earned as a result of lower equity market valuations and a continued shift in asset allocations toward money market funds. Assets under management grew 31% to $226 billion reflecting strong organic net funds inflows and the contribution of $47 billion in AUM from the former Wachovia. Mutual fund and annuity sales remained strong in the quarter.

 .    Wealth Management revenues increased 27% aided by stronger service charges and insurance commissions. Results are indicative of strong client relationships and advisor retention.

 .    Corporate and Investment Banking recorded write-downs of $585 million in principal investing reflecting the significant decline in the equity markets and reduced liquidity for non-public investments. Strong cost control reduced expenses by 4%.

CAPITAL


-------------------------------------------------------------------------------------------------------------
Tier 1 Capital
                                                                                                       Tier 1
                                                                                 ----------------------------
(In millions)                                                                       Capital         Ratio
-------------------------------------------------------------------------------------------------------------
First Union as reported June 30, 2001                                          $     14,631          7.37  %
Impact of merger with Wachovia (-34 bps due to fair value adjustments)                5,537          2.01
Retirement of First Union stock                                                        (568)        (0.21)
Settlement of equity forward contract (previously scheduled for Q4)                    (547)        (0.20)
Principal investing write-down                                                         (380)        (0.14)
Credit actions                                                                         (572)        (0.21)
Dividend                                                                               (237)        (0.09)
Core operating earnings                                                                 678          0.25
Merger-related, restructuring and other charges, net                                    (60)        (0.02)
Increase in risk weighted assets                                                          -         (2.06)
-------------------------------------------------------------------------------------------------------------
As of September 30, 2001 (estimated)                                           $     18,482          6.70  %
----------------------------------------------------------------------------------------------------------


 .    Tier 1 capital was reduced by 3Q01 actions, including the early settlement of a $500 million equity forward contract, the retirement of 16.5 million First Union shares held by the former Wachovia, as well as the effect of the principal investing write-downs and the credit actions taken at the end of the quarter. We expect Tier 1 capital to resume its growth in 4Q01 and in subsequent quarters.

 .    Total capital ratio declined to 10.74% from 11.45% while the leverage ratio increased to 7.24% from 6.00%. Total capital is not affected by the cost of the above credit actions. The leverage ratio reflects the higher level of combined on-balance sheet assets for only one month of the quarter.

CREDIT

 .    Net charge-offs were .73% in 3Q01 bringing the year-to-date charge-off ratio to .60%. Recorded provision of $880 million in excess of net charge-offs, of which $230 million related to write-downs recorded on loans sold or transferred to assets held for sale.

 .    Total nonperforming assets including assets held for sale declined 4% from a 2Q01 pro forma combined balance of $1.98 billion. Allowance as a percentage of loans improved to 1.79%, primarily due to the addition of $523 million in reserves from a pro forma combined June 30 level of $2.516 billion.

4Q 2001 Outlook

 .    Continuing focus on customer service, expense control and merger integration

 .    Charge-off guidance of 55-65 bps for the year 2001 continues to be appropriate

 .    Core cash operating earnings per share in line with 2Q01-3Q01 levels


--------------------------------------------------------------------------------
                                                                          Page-2

                                                                        Wachovia
--------------------------------------------------------------------------------
PERFORMANCE REVIEW
------------------

Before Merger-Related, Restructuring and Other Charges/Gains





-----------------------------------------------------------------------------------------------------------------------------------
Operating Basis Performance Highlights                                                            2001                       2000
                                                              -----------------------------------------   ------------------------
                                                                   Third          Second         First       Fourth         Third
(In millions, except per share data)                             Quarter         Quarter       Quarter      Quarter       Quarter
-----------------------------------------------------------------------------------------------------------------------------------
Cash operating earnings (a)
Net income                                                  $        395             723           684          753           778
Diluted earnings per common share                           $       0.36            0.73          0.69         0.76          0.79
Return on average tangible assets                                   0.60  %         1.19          1.15         1.26          1.26
Return on average tangible common
  stockholders' equity                                             11.36           23.35         22.91        21.55         22.15
Overhead efficiency ratio                                          72.86  %        62.06         62.80        61.46         64.17
Operating leverage                                          $       (462)             59           (67)          31          (154)
-----------------------------------------------------------------------------------------------------------------------------------
Operating earnings (b)

Net income                                                  $        298             649           610          681           702
Diluted earnings per common share                           $       0.27            0.66          0.62         0.69          0.71
Return on average assets                                            0.44  %         1.05          1.01         1.12          1.12
Return on average common stockholders' equity                       5.77           16.19         15.64        15.36         15.76
Overhead efficiency ratio                                          76.74  %        64.34         65.18        63.85         66.42
Operating leverage                                          $       (502)             60           (65)          30          (133)
-----------------------------------------------------------------------------------------------------------------------------------
Other financial data

Net interest margin                                                 3.58  %         3.41          3.42         3.46          3.52
Fee and other income as % of total revenue                         34.42           48.32         47.13        47.38         46.93
Effective income tax rate                                          27.67  %        31.54         31.54        31.21         30.43
Period-end common stock price                               $      31.00           34.94         33.00        27.81         32.19
-----------------------------------------------------------------------------------------------------------------------------------
Asset quality

Net charge-offs as % of average loans, net                          0.73  %         0.52          0.53         0.64          0.46
Nonperforming assets to loans, net,
  foreclosed properties and assets held for sale                    1.08  %         1.23          1.30         1.22          0.98
-----------------------------------------------------------------------------------------------------------------------------------
Capital adequacy

Tier 1 capital ratio (c)                                            6.70  %         7.37          7.18         7.02          7.00
Total capital ratio (c)                                            10.74           11.45         11.33        11.19         11.32
Leverage ratio (c)                                                  7.24  %         6.00          5.88         5.92          5.73
-----------------------------------------------------------------------------------------------------------------------------------
Other

Average diluted common shares (In thousands)                   1,105,270         978,185       975,847      990,445       986,763
Actual common shares (In thousands)                            1,360,996         979,205       981,268      979,963       986,004
Dividends paid per common share                             $       0.24            0.24          0.24         0.48          0.48
Dividend payout ratio                                              89.45  %        36.36         38.71        69.57         67.42
Book value per common share                                 $      20.94           16.49         16.39        15.66         15.00
FTE employees                                                     84,719          67,420        69,362       70,639        70,533
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------  -------------------------
Operating Basis Performance Highlights                            3 Q 01              Estimated

                                                                 vs               Contribution From
(In millions, except per share data)                              2 Q 01               WB        FTU
-----------------------------------------------------------------------------  -------------------------
Cash operating earnings (a)
Net income                                                           (45)  %           17        (62) %
Diluted earnings per common share                                    (51)              11        (62)
Return on average tangible assets                                      -                -          -
Return on average tangible common
  stockholders' equity                                                 -                -          -
Overhead efficiency ratio                                              -                -          -
Operating leverage                                                    nm   %            -          -  %
-----------------------------------------------------------------------------  -------------------------
Operating earnings (b)

Net income                                                           (54)  %           15        (69) %
Diluted earnings per common share                                    (59)               9        (68)
Return on average assets                                               -                -          -
Return on average common stockholders' equity                          -                -          -
Overhead efficiency ratio                                              -                -          -
Operating leverage                                                    nm   %            -          -  %
-----------------------------------------------------------------------------  -------------------------
Other financial data

Net interest margin                                                    -                -          -
Fee and other income as % of total revenue                             -                -          -
Effective income tax rate                                              -                -          -
Period-end common stock price                                        (11)  %            -          -  %
-----------------------------------------------------------------------------  -------------------------
Asset quality

Net charge-offs as % of average loans, net                             -                -          -
Nonperforming assets to loans, net,
  foreclosed properties and assets held for sale                       -                -          -
-----------------------------------------------------------------------------  -------------------------
Capital adequacy

Tier 1 capital ratio (c)                                               -                -          -
Total capital ratio (c)                                                -                -          -
Leverage ratio (c)                                                     -                -          -
-----------------------------------------------------------------------------  -------------------------
Other

Average diluted common shares (In thousands)                          13   %           13          -  %
Actual common shares (In thousands)                                   39               40         (1)
Dividends paid per common share                                        -                -          -
Dividend payout ratio                                                  -                -          -
Book value per common share                                           27                -          -
FTE employees                                                         26   %           30         (4) %
-----------------------------------------------------------------------------  -------------------------


(a) Cash operating earnings are reported net income excluding after-tax net merger-related, restructuring and other charges and gains, and exclude deposit base intangible and goodwill amortization.

(b) Operating earnings are reported net income excluding after-tax net merger-related, restructuring and other charges and gains, and include deposit base intangible and goodwill amortization.

(c) The third quarter of 2001 is based on estimates.


Operating earnings and cash operating earnings exclude merger-related, restructuring and other charges of $632 million after-tax. These after-tax charges include $57 million ($0.05 per share) of merger-related and restructuring charges related to former Wachovia; $215 million of provision ($0.20 per share) representing the impact of integrating the two loan portfolios and of moving $1.5 billion of higher risk loans to assets held for sale; $357 million of provision ($0.33 per share) to increase the loan loss allowance in the face of a weaker economy.


--------------------------------------------------------------------------------
                                                                          Page-3

                                                                        Wachovia
--------------------------------------------------------------------------------
EARNINGS SUMMARY
----------------

Before Restructuring and Other Charges/Gains




-------------------------------------------------------------------------------------------------------------------------
Operating Earnings Summary                                                                                      2001
                                                                        ---------------------------------------------
                                                                                 Third         Second          First
(In millions, except per share data)                                         Quarter(a)       Quarter        Quarter
-------------------------------------------------------------------------------------------------------------------------
Net interest income (Tax-equivalent)                                  $          1,974          1,742          1,734
Fee and other income                                                             1,036          1,629          1,546
-------------------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                                                 3,010          3,371          3,280
Provision for loan losses                                                          244            223            219
Noninterest expense                                                              2,310          2,169          2,138
-------------------------------------------------------------------------------------------------------------------------
Income before income taxes (Tax-equivalent)                                        456            979            923
Income taxes (Tax-equivalent)                                                      158            330            313
-------------------------------------------------------------------------------------------------------------------------
Net income                                                            $            298            649            610
Net income (Cash basis)                                               $            395            723            684
-------------------------------------------------------------------------------------------------------------------------
Diluted earnings per common share                                     $           0.27           0.66           0.62
Diluted earnings per common share (Cash basis)                        $           0.36           0.73           0.69
Return on average common stockholders' equity                                     5.77  %       16.19          15.64
Return on average tangible common
  stockholders' equity (Cash basis)                                              11.36  %       23.35          22.91
-------------------------------------------------------------------------------------------------------------------------
 (a) Results include one month of the former Wachovia.
-------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------  -----------------------
Operating Earnings Summary                                                          2000      3 Q 01             Estimated
                                                              ---------------------------
                                                                   Fourth          Third       vs            Contribution From
(In millions, except per share data)                              Quarter        Quarter      2 Q 01              WB       FTU
---------------------------------------------------------------------------------------------------------  -----------------------
Net interest income (Tax-equivalent)                                1,757          1,860          13   %          12         1  %
Fee and other income                                                1,582          1,645         (36)              8       (44)
---------------------------------------------------------------------------------------------------------  -----------------------
  Total revenue (Tax-equivalent)                                    3,339          3,505         (11)             10       (21)
Provision for loan losses                                             192            142           9               6         3
Noninterest expense                                                 2,132          2,328           7               9        (2)
---------------------------------------------------------------------------------------------------------  -----------------------
Income before income taxes (Tax-equivalent)                         1,015          1,035         (53)             12       (65)
Income taxes (Tax-equivalent)                                         334            333         (52)              7       (59)
---------------------------------------------------------------------------------------------------------  -----------------------
Net income                                                            681            702         (54)%            15       (69)%
Net income (Cash basis)                                               753            778         (45)  %          17       (62)%
---------------------------------------------------------------------------------------------------------  -----------------------
Diluted earnings per common share                                    0.69           0.71         (59)  %           9       (68)%
Diluted earnings per common share (Cash basis)                       0.76           0.79         (51)  %          11       (62)%
Return on average common stockholders' equity                       15.36          15.76           -               -         -
Return on average tangible common
  stockholders' equity (Cash basis)                                 21.55          22.15           -               -         -
---------------------------------------------------------------------------------------------------------  -----------------------
 (a) Results include one month of the former Wachovia.
---------------------------------------------------------------------------------------------------------  -----------------------


NET INTEREST INCOME
-------------------

-----------------------------------------------------------------------------------------------------------------------------------
Interest Income Summary                                                                      2001                             2000
                                                   -----------------------------------------------   ------------------------------
                                                          Third           Second            First           Fourth           Third
(In millions)                                           Quarter          Quarter          Quarter          Quarter         Quarter
-----------------------------------------------------------------------------------------------------------------------------------

Average earning assets                           $      219,672          204,673          203,720          202,606         211,089
Average interest-bearing liabilities                    198,322          185,224          183,995          181,832         190,146
-----------------------------------------------------------------------------------------------------------------------------------
Interest income (Tax-equivalent)                          3,988            3,851            4,057            4,289           4,491
Interest expense                                          2,014            2,109            2,323            2,532           2,631
-----------------------------------------------------------------------------------------------------------------------------------

Net interest income (Tax-equivalent)             $        1,974            1,742            1,734            1,757           1,860
-----------------------------------------------------------------------------------------------------------------------------------
Rate earned                                                7.23   %         7.54             8.03             8.44            8.48
Equivalent rate paid                                       3.65             4.13             4.61             4.98            4.96
-----------------------------------------------------------------------------------------------------------------------------------
Net interest margin                                        3.58   %         3.41             3.42             3.46            3.52
-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------   -------------------------
Interest Income Summary                                  3 Q 01              Estimated

                                                        vs               Contribution From
(In millions)                                            2 Q 01               WB        FTU
-------------------------------------------------------------------   -------------------------
Average earning assets                                        7 %              9         (2)%
Average interest-bearing liabilities                          7                9         (2)
-------------------------------------------------------------------   -------------------------
Interest income (Tax-equivalent)                              4                9         (5)
Interest expense                                             (5)               6        (11)
-------------------------------------------------------------------
                                                                      -------------------------
Net interest income (Tax-equivalent)                         13 %             12          1 %
-------------------------------------------------------------------   -------------------------
Rate earned                                                   -                -          -
Equivalent rate paid                                          -                -          -
-------------------------------------------------------------------   -------------------------
Net interest margin                                           -                -          -
-------------------------------------------------------------------   -------------------------

Key Points

 . Approximately two thirds of the higher margin related to improvement at former First Union and one third to the addition of the former Wachovia

Net Interest Income increased 13%, with 12% due to the merger with former Wachovia. Results also benefited from the lower interest rate environment.

         Net interest margin increased 17 bps to 3.58%, primarily due to higher spreads related to the declining rate environment. Additionally, the margin increase was due to a reduction in low-spread assets and a higher margin at former Wachovia.

--------------------------------------------------------------------------------
                                                                          Page-4


-------------------------------------------------------- -------------------------------------------    ---------------------------
Average Balance Sheet Data                                                                     2001                           2000
                                                         -------------------------------------------    ---------------------------
                                                                Third         Second          First          Fourth          Third
(In millions)                                                 Quarter        Quarter        Quarter         Quarter        Quarter
-----------------------------------------------------------------------------------------------------------------------------------
Assets
-----------------------------------------------------------------------------------------------------------------------------------
Securities and trading assets                           $      65,193         63,896         63,732          62,123         64,984
Commercial loans                                               83,633         76,378         77,270          76,253         75,380
Consumer loans                                                 49,393         42,834         42,580          43,840         48,095
-----------------------------------------------------------------------------------------------------------------------------------

Total loans                                                   133,026        119,212        119,850         120,093        123,475
-----------------------------------------------------------------------------------------------------------------------------------
Other earning assets (a)                                       21,453         21,565         20,138          20,390         22,630
Cash and other assets                                          47,694         42,581         41,749          36,769         35,729
-----------------------------------------------------------------------------------------------------------------------------------
Total assets                                            $     267,366        247,254        245,469         239,375        246,818
-----------------------------------------------------------------------------------------------------------------------------------

Liabilities and Stockholders' Equity

-----------------------------------------------------------------------------------------------------------------------------------
Core interest-bearing deposits                                102,285         91,654         91,149          91,069         89,637
Noninterest-bearing deposits                                   29,918         27,381         27,043          27,875         28,437
-----------------------------------------------------------------------------------------------------------------------------------
Total core deposits                                           132,203        119,035        118,192         118,944        118,074
Foreign and other time deposits                                18,015         17,944         19,090          19,385         25,038
-----------------------------------------------------------------------------------------------------------------------------------
 Total  deposits                                              150,218        136,979        137,282         138,329        143,112
Short-term borrowings                                          39,802         39,372         37,125          35,670         40,208
Long-term debt                                                 38,220         36,254         36,631          35,708         35,263
Other liabilities                                              18,796         18,623         18,585          14,915         13,999
-----------------------------------------------------------------------------------------------------------------------------------
Total liabilities                                             247,036        231,228        229,623         224,622        232,582
Stockholders' equity                                           20,330         16,026         15,846          14,753         14,236
-----------------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity              $     267,366        247,254        245,469         239,375        246,818
-----------------------------------------------------------------------------------------------------------------------------------
(a) Includes loans held for sale, interest-bearing bank balances, federal funds sold and securities purchased under resale agreements.
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                   Wachovia
-------------------------------------------------------------------------  ------------------------
Average Balance Sheet Data                                     3 Q 01             Estimated

                                                              vs              Contribution From
(In millions)                                                  2 Q 01             WB       FTU
-------------------------------------------------------------------------  ------------------------
Assets
-------------------------------------------------------------------------  ------------------------
Securities and trading assets                                       2  %           -         -   %
Commercial loans                                                    9             13        (4)
Consumer loans                                                     15             14         1
-------------------------------------------------------------------------  ------------------------
Total loans                                                        12             14        (2)
-------------------------------------------------------------------------  ------------------------
Other earning assets (a)                                           (1)             -         -
Cash and other assets                                              12              -         -
-------------------------------------------------------------------------  ------------------------
Total assets                                                        8  %           -         -   %
-------------------------------------------------------------------------  ------------------------

Liabilities and Stockholders' Equity

-------------------------------------------------------------------------  ------------------------
Core interest-bearing deposits                                     12             11         1
Noninterest-bearing deposits                                        9             10        (1)
-------------------------------------------------------------------------  ------------------------
Total core deposits                                                11             11         -
Foreign and other time deposits                                     -              6        (6)
-------------------------------------------------------------------------  ------------------------
 Total  deposits                                                   10             10         -
Short-term borrowings                                               1              -         -
Long-term debt                                                      5              -         -
Other liabilities                                                   1              -         -
-------------------------------------------------------------------------  ------------------------
Total liabilities                                                   7              -         -
Stockholders' equity                                               27              -         -
-------------------------------------------------------------------------  ------------------------
Total liabilities and stockholders' equity                          8  %           -         -   %
-------------------------------------------------------------------------  ------------------------
(a) Includes loans held for sale, interest-bearing bank balances, federal funds sold and securities purchased under resale agreements.
---------------------------------------------------------------------------------------------------


Average earning assets increased 7%, of which an estimated 9% was contributed by former Wachovia. The increase was due to the contribution of both consumer and commercial loans following the merger with Wachovia, offset by the strategic reduction of lower yielding loans from the commercial loan portfolio.

      Average loans increased 12%, due to the estimated contribution of 14% by former Wachovia. Average commercial loans were up 9%, as former Wachovia contributed an estimated 13%. The growth was offset by a 4% decrease in former First Union commercial loans, primarily in commercial and commercial mortgage loans.

      Average consumer loans increased 15%, due to former Wachovia's estimated contribution of 14% as well as increases in installment loans and second mortgage loans.

      Securities and trading assets increased 2%. Trading account assets were up 4% while securities increased 1%. Other earning assets decreased 1% due to a strategic reduction of home equity securitizations.

Average interest-bearing liabilities increased 7%, of which former Wachovia contributed an estimated 9%.

      Average core deposits increased 11%. Former Wachovia contributed all of the increase. Otherwise, core deposits were flat compared to the seasonal spikes in noninterest-bearing deposits seen in 2Q01 when consumers accumulate tax payments. Money market and interest checking continued to be strong but were offset by declines in time deposits as a result of the declining rate environment. Due to continued sales and retention efforts, low cost core deposits, which exclude CAP-FDIC and time deposits balances, increased 15%, of which former Wachovia contributed an estimated 13%. Other deposits were flat, with former Wachovia contributing an estimated 6% increase. However, both foreign and other time deposits were reduced due to a shift to lower cost wholesale funding sources.

      Liquidity improved as growth in cash and cash equivalents of $789 million outpaced growth of $430 million in short-term borrowings and $71 million in other deposits. Long-term debt increased 5%.

--------------------------------------------------------------------------------
                                                                       Page - 5

FEE AND OTHER INCOME
--------------------

--------------------------------------------------------------------------------------------------    ---------------------------
Fee and Other Income                                                                         2001                           2000
                                                     ---------------------------------------------    ---------------------------
                                                              Third         Second          First          Fourth          Third
(In millions)                                               Quarter        Quarter        Quarter         Quarter        Quarter
---------------------------------------------------------------------------------------------------------------------------------

Service charges and fees                          $             541            486            468             481            508
Commissions                                                     356            389            375             383            365
Fiduciary and asset management fees                             400            384            381             387            384
Advisory, underwriting and other
  investment banking fees                                       177            238            198             187            148
Principal investing                                            (585)           (58)           (43)            (43)            34
Other income                                                    147            190            167             187            206
---------------------------------------------------------------------------------------------------------------------------------
        Total fee and other income                $           1,036          1,629          1,546           1,582          1,645
---------------------------------------------------------------------------------------------------------------------------------

                                                                             Wachovia
-------------------------------------------------------------------  -----------------------
Fee and Other Income                                    3 Q 01             Estimated
                                                         vs            Contribution From
(In millions)                                           2 Q 01              WB       FTU
-------------------------------------------------------------------  -----------------------
Service charges and fees                                    11   %          12        (1) %
Commissions                                                 (8)              4       (12)
Fiduciary and asset management fees                          4               7        (3)
Advisory, underwriting and other
  investment banking fees                                  (26)              4       (30)
Principal investing                                         nm               -         -
Other income                                               (23)             11       (34)
-------------------------------------------------------------------  -----------------------
        Total fee and other income                         (36)  %           8       (44) %
-------------------------------------------------------------------  -----------------------

Key Point
 . $1.6 billion in fees earned excluding principal investing write-downs
 . Solid sales of annuities, fluctuating funds and money market funds dampened by lower equity valuations and mix change
 . Strong mortgage and home equity-related income helped to offset securities losses of approximately $35 million

Fee and other income excluding principal investing was $1.6 billion in an extremely tough environment. Total fee income decreased 36% after $585 million in write-downs on the principal investing portfolio. Sustained weakness in the capital markets confined fee growth in the former First Union to traditional banking, and risk management activities. Fees were 34% of total revenue in 3Q01 compared with 48% in 2Q01.

Service charges and fees grew 11% from the expanded franchise. While deposit service fees rose 12% as lower interest rates encouraged commercial customers to shift to structured fee payments, lower ATM and debit card transaction volume in the wake of the September 11th tragedy dampened results. Further, linked quarter results were negatively affected by seasonally higher volumes in the second quarter of 2001.

Commissions were down 8%, consistent with suppressed industry activity. The weakness was due to a poor trading environment and the loss of four trading days following the World Trade Center tragedy. Management estimates that the market interruption equated to $25 million in lost commissions. Annuity sales results, however, hit a record, with volume of over $1.2 billion.

Fiduciary and asset management fees rose 4%. The incremental contribution of the former Wachovia was softened by lower equity values which reduced asset management fees and encouraged a further shift toward lower-yielding money market funds. Money market flows were strong, and mutual fund assets reached a record $102 billion.

Advisory, underwriting and other investment banking fees decreased 26% as key segments of the capital markets were effectively closed for four days following September 11th. Growth in leveraged finance, risk management and high yield was offset by minimal deal flow in agency businesses and the effect of widening spreads on commercial real estate finance.

Principal investing recorded a loss of $585 million, due to charges taken against private equity investments in the quarter. Charges are largely attributable to 1999 and 2000 vintage investments in the telecom and technology sectors. The charges equated to a 25% write-down of private equity investments, or 20% on the total principal investment portfolio. Cumulative net losses in principal investing were $101 million in the first half of 2001.

Other income was down $43 million. In aggregate, net securities and securitization gains were $21 million lower on a linked quarter basis. The third quarter includes a net loss on securities available for sale of $35 million. The third quarter also includes a loss of $6 million on assets held for sale, compared with a $7 million gain in the previous quarter. Revenue from securitizations amounted to $89 million, up 39% from 2Q01. Of this, mortgage income related to deliveries and flow servicing was $48 million compared with $42 million in 2Q01. Gains on prime equity and SBA securitizations were $32 million, compared with $21 million in 2Q01.

--------------------------------------------------------------------------------
                                                                        Page - 6

NONINTEREST EXPENSE
-------------------

------------------------------------------------------  -----------------------------------------    ----------------------------
Noninterest Expense                                                                         2001                           2000
                                                        -----------------------------------------    ---------------------------
                                                             Third         Second          First          Fourth          Third
(In millions)                                              Quarter        Quarter        Quarter         Quarter        Quarter
---------------------------------------------------------------------------------------------------------------------------------

Salaries and employee benefits                         $     1,374          1,363          1,329           1,243          1,381
Occupancy                                                      176            155            163             150            157
Equipment                                                      214            198            205             221            213
Advertising                                                     15             11              9              16             14
Communications and supplies                                    117            111            110             123            117
Professional and consulting fees                                79             69             73              97             87
Goodwill and other intangible amortization                     117             77             78              80             79
Sundry expense                                                 218            185            171             202            280
---------------------------------------------------------------------------------------------------------------------------------
        Total noninterest expense                      $     2,310          2,169          2,138           2,132          2,328
---------------------------------------------------------------------------------------------------------------------------------
FTE employees                                               84,719         67,420         69,362          70,639         70,533
Overhead efficiency ratio (Cash basis)                       72.86 %        62.06          62.80           61.46          64.17
---------------------------------------------------------------------------------------------------------------------------------

                                                                              Wachovia
---------------------------------------------------------------------  ------------------------
Noninterest Expense                                        3 Q 01             Estimated

                                                           vs             Contribution From
(In millions)                                              2 Q 01              WB       FTU
---------------------------------------------------------------------  ------------------------
Salaries and employee benefits                                  1  %            8        (7) %
Occupancy                                                      14               9         5
Equipment                                                       8              10        (2)
Advertising                                                    36              36         -
Communications and supplies                                     5               9        (4)
Professional and consulting fees                               14              12         2
Goodwill and other intangible amortization                     52              51         1
Sundry expense                                                 18               2        16
---------------------------------------------------------------------  ------------------------
        Total noninterest expense                               7  %            9        (2) %
---------------------------------------------------------------------  ------------------------
FTE employees                                                  26  %           30        (4) %
Overhead efficiency ratio (Cash basis)                          -               -         -
---------------------------------------------------------------------  ------------------------

Key Points

 .    Former First Union cash expenses (i.e. excluding amortization) down 3% to
     $2.029 billion

 .    Increased deposit base intangible amortization as a result of the merger

 .    Sundry expense includes $13 million of losses associated with operations at the World Trade Center


Noninterest expense increased $141 million, or 7%, due solely to the addition of one month's expenses from the former Wachovia. Total noninterest expense at the former First Union was down 2% due to continued stringent cost management.

Salaries and employee benefits expenses were limited to 1% growth despite higher FTEs.

Increases in occupancy and equipment expense relate to expanded physical presence of the new Wachovia. Goodwill and other intangible amortization was higher entirely as a result of $39 million of additional deposit base intangible
(DBI) amortization associated with the merger.

Sundry expense increased $33 million, including $13 million in losses at the World Trade Center.


-------------------------------------------------------------------------------
                                                                       Page - 7

ASSET QUALITY
-------------

-----------------------------------------------------------------------------------------------------------------------------------
Asset Quality                                                                                       2001                       2000
                                                                -----------------------------------------   -----------------------
                                                                       Third        Second         First       Fourth         Third
(In millions)                                                        Quarter       Quarter       Quarter      Quarter       Quarter
-----------------------------------------------------------------------------------------------------------------------------------
Nonperforming assets
Nonaccrual loans                                              $        1,506         1,223         1,231        1,176           854
Foreclosed properties                                                    126           104           106          103            97
-----------------------------------------------------------------------------------------------------------------------------------
  Total nonperforming assets                                  $        1,632         1,327         1,337        1,279           951
-----------------------------------------------------------------------------------------------------------------------------------
as % of loans, net and foreclosed properties                            0.96  %       1.08          1.09         1.03          0.77
-----------------------------------------------------------------------------------------------------------------------------------
Nonperforming loans in assets held for sale                   $          273           250           344          334           349
-----------------------------------------------------------------------------------------------------------------------------------
  Total nonperforming assets in loans
     and in assets held for sale                              $        1,905         1,577         1,681        1,613         1,300
-----------------------------------------------------------------------------------------------------------------------------------
as % of loans, net, foreclosed properties and
  loans in other assets as held for sale                                1.08  %       1.23          1.30         1.22          0.98
-----------------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses

Balance, beginning of period                                  $        1,760         1,759         1,722        1,720         1,706
Former Wachovia balance, September 1, 2001                               766             -             -            -             -
Loan losses, net                                                        (243)         (157)         (159)        (192)         (142)
Allowance relating to loans transferred or sold                         (368)          (65)          (23)           2          (166)
Provision for loan losses related to loans transferred                   230            36            15            -           120
Provision for loan losses                                                894           187           204          192           202
------------------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                        $        3,039         1,760         1,759        1,722         1,720
------------------------------------------------------------------------------------------------------------------------------------
as % of loans, net                                                      1.79  %       1.44          1.43         1.39          1.39
as % of nonaccrual and restructured loans (a)                            202           144           143          146           202
as % of nonperforming assets (a)                                         186  %        133           132          135           181
------------------------------------------------------------------------------------------------------------------------------------
Loan losses, net                                              $          243           157           159          192           142
Commercial, as % of average commercial loans                            0.85  %       0.55          0.56         0.80          0.53
Consumer, as % of average consumer loans                                0.53          0.48          0.48         0.36          0.35
Total, as % of average loans, net                                       0.73  %       0.52          0.53         0.64          0.46
------------------------------------------------------------------------------------------------------------------------------------

(a) These ratios do not include nonperforming loans included in other assets as held for sale. Loans 90 days past due were $310 million, $213 million, $220 million, $183 million and $145 million in the third, second and first quarters of 2001 and in the fourth and third quarters of 2000, respectively.

--------------------------------------------------------------------------------   -------------------------

                                                                                           Wachovia
--------------------------------------------------------------------------------   -------------------------
Asset Quality                                                         3 Q 01              Estimated

                                                                     vs               Contribution From
(In millions)                                                         2 Q 01               WB        FTU
--------------------------------------------------------------------------------   -------------------------

Nonperforming assets
Nonaccrual loans                                                          23  %            21          2  %
Foreclosed properties                                                     21               28         (7)
--------------------------------------------------------------------------------   -------------------------
  Total nonperforming assets                                              23  %             7         16  %
--------------------------------------------------------------------------------   -------------------------
as % of loans, net and foreclosed properties                               -                -          -
--------------------------------------------------------------------------------   -------------------------
Nonperforming loans in assets held for sale                                9               31        (22)
--------------------------------------------------------------------------------   -------------------------
  Total nonperforming assets in loans
     and in assets held for sale                                          21  %            23         (2) %
--------------------------------------------------------------------------------   -------------------------
as % of loans, net, foreclosed properties and
  loans in other assets as held for sale                                   -                -          -
--------------------------------------------------------------------------------   -------------------------
Allowance for loan losses

Balance, beginning of period                                               -  %             -          -  %
Former Wachovia balance, September 1, 2001                                 -                -          -
Loan losses, net                                                          55                8         47
Allowance relating to loans transferred or sold                           nm                -          -
Provision for loan losses related to loans transferred                    nm                -          -
Provision for loan losses                                                 nm                -          -
--------------------------------------------------------------------------------   -------------------------
Balance, end of period                                                    73  %            45         28  %
--------------------------------------------------------------------------------   -------------------------
as % of loans, net                                                         -                -          -
as % of nonaccrual and restructured loans (a)                              -                -          -
as % of nonperforming assets (a)                                           -                -          -
--------------------------------------------------------------------------------   -------------------------
Loan losses, net                                                          55  %             8         47  %
Commercial, as % of average commercial loans                               -                -          -
Consumer, as % of average consumer loans                                   -                -          -
Total, as % of average loans, net                                          -                -          -
--------------------------------------------------------------------------------   -------------------------
(a) These ratios do not include nonperforming loans included in other assets as held for sale. Loans 90 days past due were $310 million, $213 million,
 $220 million, $183 million and $145 million in the third, second and first quarters of 2001 and in the fourth and third quarters of 2000, respectively.
------------------------------------------------------------------------------------------------------------

Key Points

 .    NPAs declined to $1.9 billion from a June pro forma combined amount of
     $1.978 billion, reflecting a decrease of 4% Former Wachovia NPAs were $401 million as of June 30, 2001

 .    Allowance increased by $523 million over combined pro forma June 30, 2001 balance, resulting in 1.79% of loans and 202% of NPLs

 .    Provision for loan losses exceeded net charge-offs by $880 million, $230 million related to loans tranferred to AHFS

 .    Delinquencies 90 days past due were $310 million

Net loan losses rose $86 million to $243 million increasing the charge-off ratio to 0.73% from 0.52% in 2Q01. Gross charge-offs were $274 million offset by $31 million in recoveries.

Provision for loan losses exceeded net charge-offs by $880 million for the quarter, $230 million of which represents the provision related to $1.5 billion of loans transferred to assets held for sale. The $651 million incremental provision is to provide for deterioration in the credit environment in the third quarter, for the company's initial estimate of the impact of the September 11th tragedy and for the impact of integrating the two loan portfolios as a result of the merger.

Additionally, $138 million moved directly from the allowance in connection with loans sold or transferred to assets held for sale. Including $9 million in increased reserves at the former Wachovia in July and August; the resulting net increase in the allowance was $523 million from the combined pro forma allowance reported as of June 30, 2001.

Allowance for loan losses increased $523 million from a combined pro forma basis to $3.039 billion, or 1.79% of loans compared with 1.44% in 2Q01. The allowance to nonperforming loans ratio rose to 202% while the allowance to nonperforming assets ratio (excluding NPAs in assets held for sale) was also up significantly to 186% from the prior quarter's 133%.

--------------------------------------------------------------------------------
                                                                        Page - 8

                                                                        Wachovia
--------------------------------------------------------------------------------

Relating to the previously estimated $450 million increase to allowance, the company took the following actions: Provision expense $230 million to reflect the impact of loans transferred to held for sale or sold, $100 million increase in the reserve related to the integration of the two loan portfolios and a $102 million purchase accounting adjustment related to former Wachovia loans moved to assets held for sale or sold.

Former Wachovia pre-closing credit actions amounted to $104 million, primarily representing write-downs on loans sold or moved to loans held for sale. In a continuation of our proactive approach to risk management, $401 million in loans were either sold or moved to AHFS. Of these loans, approximately $234 million were performing loans and $167 million were nonperforming. $120 million of the $167 million of nonperforming loans were written down and moved to AHFS at a value of $70 million. Prior to consummation of the merger on September 1, 2001, $176 million of these performing loans and $47 million of these nonperforming loans were sold.

Effective with the merger, $626 million in loans were identified for disposition and moved to loans held for sale. Of these loans, $596 million were performing and only $30 million nonperforming. Write-downs amounting to $102 million were taken as purchase accounting adjustments on these assets.

NONPERFORMING LOANS
-------------------



-----------------------------------------------------------------------------------------------------------------------------------
Nonperforming Loans (a)                                                                          2001                         2000
                                                               --------------------------------------- ----------------------------
                                                                  Third         Second          First        Fourth          Third
(In millions)                                                   Quarter        Quarter        Quarter       Quarter        Quarter
-----------------------------------------------------------------------------------------------------------------------------------
Balance, beginning of period                                 $    1,223          1,231          1,176           854            791
-----------------------------------------------------------------------------------------------------------------------------------
Commercial nonaccrual loan activity
Commercial nonaccrual loans, beginning of period                  1,088          1,026            939           654            621
Former Wachovia balance, September 1, 2001                          209              -              -             -              -
-----------------------------------------------------------------------------------------------------------------------------------
  New nonaccrual loans and advances                                 376            361            314           532            280
  Charge-offs                                                      (193)          (125)          (125)         (166)          (111)
  Transfers (to) from assets held for sale                          (20)             -              -            11            (46)
  Transfers (to) from other real estate owned                        (5)             -              -             -              -
  Sales                                                             (36)           (50)             -           (15)             -
  Other, principally payments                                      (103)          (124)          (102)          (77)           (90)
-----------------------------------------------------------------------------------------------------------------------------------
Net commercial nonaccrual loan activity                              19             62             87           285             33
-----------------------------------------------------------------------------------------------------------------------------------
Commercial nonaccrual loans, end of period                        1,316          1,088          1,026           939            654
-----------------------------------------------------------------------------------------------------------------------------------
Consumer nonaccrual loan activity

Consumer nonaccrual loans, beginning of period                      135            205            237           200            170
Former Wachovia balance, September 1, 2001                           33              -              -             -              -
-----------------------------------------------------------------------------------------------------------------------------------
  Transfers (to) from assets held for sale                          (53)          (123)           (90)            -              -
  Other, net                                                         75             53             58            37             30
-----------------------------------------------------------------------------------------------------------------------------------
Net consumer nonaccrual loan activity                                22            (70)           (32)           37             30
-----------------------------------------------------------------------------------------------------------------------------------
Consumer nonaccrual loans, end of period                            190            135            205           237            200
-----------------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                       $    1,506          1,223          1,231         1,176            854
-----------------------------------------------------------------------------------------------------------------------------------
(a) Excludes nonperforming loans included in assets held for sale, which in the third, second and first quarters of 2001 and in the fourth and third quarters of 2000 were $273 million, $250 million, $344 million, $334 million and
$349 million, respectively, and foreclosed properties.
-----------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------   -------------------------
Nonperforming Loans (a)                                             3 Q 01              Estimated

                                                                   vs               Contribution From
(In millions)                                                       2 Q 01               WB        FTU
------------------------------------------------------------------------------   -------------------------
Balance, beginning of period                                            (1) %            (8)         8  %
------------------------------------------------------------------------------   -------------------------
Commercial nonaccrual loan activity
Commercial nonaccrual loans, beginning of period                         6                -          -
Former Wachovia balance, September 1, 2001                               -                -          -
------------------------------------------------------------------------------   -------------------------
  New nonaccrual loans and advances                                      4                -          -
  Charge-offs                                                           54                -          -
  Transfers (to) from assets held for sale                               -                -          -
  Transfers (to) from other real estate owned                            -                -          -
  Sales                                                                (28)               -          -
  Other, principally payments                                          (17)               -          -
----------------------------------------------------------------------------------------------------------
Net commercial nonaccrual loan activity                                 nm                -          -
------------------------------------------------------------------------------   -------------------------
Commercial nonaccrual loans, end of period                              21               nm         nm
------------------------------------------------------------------------------   -------------------------
Consumer nonaccrual loan activity

Consumer nonaccrual loans, beginning of period                         (34)               -          -
Former Wachovia balance, September 1, 2001                               -                -          -
------------------------------------------------------------------------------   -------------------------
  Transfers (to) from assets held for sale                             (57)               -          -
  Other, net                                                            42                -          -
------------------------------------------------------------------------------   -------------------------
Net consumer nonaccrual loan activity                                   nm                -          -
------------------------------------------------------------------------------   -------------------------
Consumer nonaccrual loans, end of period                                41               nm         nm
------------------------------------------------------------------------------   -------------------------
Balance, end of period                                                  23  %            15          8  %
----------------------------------------------------------------------------------------------------------
(a) Excludes nonperforming loans included in assets held for sale, which in the third, second and first quarters of 2001 and in the fourth and third quarters of 2000 were $273 million, $250 million, $344 million, $334 million and
$349 million, respectively, and foreclosed properties.
----------------------------------------------------------------------------------------------------------


Key Points

 .    New nonaccrual loans relatively flat despite increased levels associated with addition of former Wachovia portfolio

 .    Transferred to assets held for sale or sold $114 million of nonperforming loans ($20 + $5 + $36 + $53)

Nonperforming loans in the loan portfolio at quarter-end were $1.5 billion, a 23% increase on a linked quarter basis. Excluding the addition of $242 million of former Wachovia nonperforming loans, NPLs would have been up $41 million or 3%. NPLs for the combined company declined by $96 million or 6% from a June 30, pro forma combined level and including NPLs in assets held for sale, were down $73 million, or 4%.

New nonaccrual commercial loan balances were basically flat at $376 million compared to the prior quarter's $361 million. In the quarter, $35 million (gross of write-downs and other adjustments) in nonperforming commercial loans and $53 million in nonperforming consumer loans were transferred to assets held for sale, while $15 million in NPLs previously in assets held for sale were moved back in to the loan book. Additionally, $36 million of nonperforming commercial loans were sold out of the loan portfolio. Payments reduced nonperforming commercial loan balances by $103 million.

--------------------------------------------------------------------------------
                                                                        Page - 9

                                                                        Wachovia
--------------------------------------------------------------------------------
Former Wachovia nonperforming assets pre-merger: The following provides nonperforming loan information on former Wachovia for the two months ended August 31, 2001.



---------------------------------------------------------------------------------------------------------------------
Former Wachovia Nonperforming Loans (a)                                                                     2001
                                                                                                  -------------------
                                                                                                    Two Months Ended

(In millions)                                                                                         August 31,
---------------------------------------------------------------------------------------------------------------------
Balance, June 30, 2001                                                                           $           379
---------------------------------------------------------------------------------------------------------------------
  New nonaccrual loans and advances                                                                           73
  Charge-offs                                                                                                (23)
  Transfers (to) from assets held for sale                                                                  (120)
  Sales                                                                                                      (47)
  Other, principally payments                                                                                (20)
---------------------------------------------------------------------------------------------------------------------
    Change in nonperforming loans                                                                           (137)
---------------------------------------------------------------------------------------------------------------------
Balance, August 31, 2001                                                                         $           242
---------------------------------------------------------------------------------------------------------------------
(a) Excludes nonperforming loans included in assets held for sale, foreclosed properties and restructured loans.
---------------------------------------------------------------------------------------------------------------------


LOANS HELD FOR SALE



-----------------------------------------------------------------------------------------------------------------------------------
Loans Held for Sale (a)                                                                                                    2001
                                                                                    --------------------------------------------
                                                                                        Third           Second            First
(In millions)                                                                         Quarter          Quarter          Quarter
-----------------------------------------------------------------------------------------------------------------------------------
Balance, beginning of period                                                      $     5,963            6,790            8,146
Former Wachovia balance as of September 1, 2001 (b)                                       297                -                -
Originations                                                                            4,955            5,279            4,773
Performing loans transferred to (from) assets held for sale, net                        1,351             (189)             192
Nonperforming loans transferred to (from) assets held for sale, net                        79              128               90
Allowance for loan losses related to loans transferred to
  assets held for sale (c)                                                               (262)             (40)             (23)
Lower of cost or market valuation adjustments                                             (15)             (35)             (80)
Performing loans sold                                                                  (5,177)          (5,535)          (5,910)
Nonperforming loans sold                                                                  (88)            (130)             (45)
Other, net (d)                                                                           (266)            (305)            (353)
-----------------------------------------------------------------------------------------------------------------------------------
Balance, end of period (e)                                                      $       6,837            5,963            6,790
-----------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
Loans Held for Sale (a)                                                                                   2000
                                                                                 ---------------------------------
                                                                                       Fourth            Third
(In millions)                                                                         Quarter          Quarter
------------------------------------------------------------------------------------------------------------------
Balance, beginning of period                                                            9,091           10,636
Former Wachovia balance as of September 1, 2001 (b)                                         -                -
Originations                                                                            2,701            2,495
Performing loans transferred to (from) assets held for sale, net                         (556)             658
Nonperforming loans transferred to (from) assets held for sale, net                         -               37
Allowance for loan losses related to loans transferred to
  assets held for sale (c)                                                                  2             (166)
Lower of cost or market valuation adjustments                                            (144)             (46)
Performing loans sold                                                                  (2,402)          (4,325)
Nonperforming loans sold                                                                  (91)             (18)
Other, net (d)                                                                           (455)            (180)
------------------------------------------------------------------------------------------------------------------
Balance, end of period (e)                                                              8,146            9,091
------------------------------------------------------------------------------------------------------------------

(a) All activity reflects two months of former First Union and one month of the combined organization, and excludes other real estate owned.

(b) Beginning balance and transfers of former Wachovia loans to assets held for sale are shown net of $82 million allowance for loan losses on these loans and $102 million purchase accounting adjustment.

(c) Excludes $82 million of allowance associated with former Wachovia loans and $24 million of allowance and provision associated with loans sold directly out of the loan portfolio.

(d) Other, net represents primarily loan payments.

(e) Former First Union nonperforming loans included in assets held for sale in the third, second and first quarters of 2001 and in the fourth and third quarters of 2000 were $195 million, $250 million, $344 million, $334 million and $349 million, respectively. The former Wachovia balance as of September 30, 2001, included nonperforming loans of $78 million.
--------------------------------------------------------------------------------

Key Points

 . Proactively moved $1.5 billion of overlapping and higher risk loans to held for sale including $626 million of former Wachovia loans; $1.4 billion were performing loans

 . Cost totaled $332 million - $230 million provision, $102 million in purchase accounting adjustments; additionally utilized existing reserves of $138 million

 .  Sold $5.2 billion of performing and $88 million of nonperforming loans


In 3Q01, $1.5 billion of loans were transferred to assets held for sale (prior to the effect of LOCOM write-downs and purchase accounting adjustments). $1.4 billion of these non-flow loans were performing and $113 million were nonperforming. The loans represent areas of perceived higher risk and were primarily in the textile, technology/telecom, commercial real estate and asbestos-related sectors.

Of the total $262 million allowance that was associated with the loans, $51 million represented existing reserves and $211 million represented 3Q01 additional provision to adjust the loans to market value.

We sold $17 million of commercial loans and $5.3 billion of consumer loans, primarily mortgages delivered to agencies out of the loans held for sale portfolio. $5 billion of the consumer loan sales represented flow business.


--------------------------------------------------------------------------------
                                                                       Page - 10

                                                                        Vachovia
--------------------------------------------------------------------------------
The following table provides additional detail related to direct loan sale activity and the types of loans transferred to assets held for sale.


-----------------------------------------------------------------------------------------------------------------------------------
Third Quarter 2001 Loans
Sold Out of Loan Book or

Transferred To Held For Sale                                                           Balance            Direct
                                                  ---------------------------------------------
                                                           Non-                                        Allowance       Provision to
(In millions)                                        performing        Performing        Total         Reduction       Adjust Value
-----------------------------------------------------------------------------------------------------------------------------------
Commercial loans                                 $           36                77          113                 4                 19
Consumer loans                                                -                 -            -                 -                  -
-----------------------------------------------------------------------------------------------------------------------------------
  Loans sold from loan book                                  36                77          113                 4                 19
-----------------------------------------------------------------------------------------------------------------------------------
Commercial loans                                             60             1,367        1,427               126                197
Consumer loans                                               53                 -           53                 8                 14
-----------------------------------------------------------------------------------------------------------------------------------
  Loans transferred to held for sale                        113             1,367        1,480 (a)           134                211
-----------------------------------------------------------------------------------------------------------------------------------
Total                                            $                                                           138                230
-----------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
Third Quarter 2001 Loans
Sold Out of Loan Book or

Transferred To Held For Sale                                Purchase                       Inflow as Assets Held For Sale
                                                                         ------------------------------------------------
                                                          Accounting                Non-
(In millions)                                            Adjustments          performing       Performing          Total
-------------------------------------------------------------------------------------------------------------------------
Commercial loans                                                   -
Consumer loans                                                     -
-------------------------------------------------------------------------------------------------------------------------
  Loans sold from loan book                                        -
-------------------------------------------------------------------------------------------------------------------------
Commercial loans                                                 102                  38              964          1,002
Consumer loans                                                     -                  31                -             31
-------------------------------------------------------------------------------------------------------------------------
  Loans transferred to held for sale                             102                  69              964          1,033
-------------------------------------------------------------------------------------------------------------------------
Total                                                            102
-------------------------------------------------------------------------------------------------------------------------
(a) Includes former Wachovia loans prior to allowance and purchase accounting adjustments amounting to $82 million and $102 million, respectively.
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                       Page - 11

                                                                        Wachovia
--------------------------------------------------------------------------------

FIRST UNION/WACHOVIA MERGER INTEGRATION UPDATE
----------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
Merger Integration Metrics                                           Target Goal

                                                    --------------------------------------------------------
                                                                        2002             2003           2004
-----------------------------------------------------------------------------------------------------------------------------------
Customer satisfaction scores                                   TBD 2Q02
New/Lost ratio (a)                                             TBD 2Q02
-----------------------------------------------------------------------------------------------------------------------------------
                                                        3Q                         Cumulative           % of
                                                      2001                              Total       Estimate              Goal
-----------------------------------------------------------------------------------------------------------------------------------
Expense efficiencies (b) (In millions)            $     12                    $            24              3   %         $ 890
One-time charges (In millions)                    $    147                    $           147             10           $ 1,525 (d)
Position reductions(c)                                 863                              1,315             19             7,000
Branch consolidations                                    -                                  -              -   %       250-300
-----------------------------------------------------------------------------------------------------------------------------------
(a) New core customers gained divided by core customers lost. Core customers exclude single-service credit card, mortgage and trust customers and out of footprint customers. (b) Expense efficiencies calculated from annualized pro forma 4Q00 base (excluding commissions, incentives, amortization and restructuring or merger costs). (c) Represents change in FTE position from pro forma combined December 31, 2000, base of 84,776 and excludes divested businesses and the impact of strategic repositioning. (d) Includes $75 million of unanticipated costs associated with hostile takeover attempt.
-----------------------------------------------------------------------------------------------------------------------------------


Key Points

 .    Will report consolidated customer satisfaction scores and customer attrition beginning 2Q02; will provide target goals at that time

 .    Completed re-due diligence effort supports expense efficiencies and one-time costs

 .    Position reduction of 1,315 largely related to hiring freeze

 .    Data centers decided

 .    Non-customer ATM fees waived for former WB and FTU customers in combined network

 .    System Selection Process: 800 applications analyzed and final decisions completed October 17

 .    Top 3 tiers of leadership (approximately 1,100 executives) decisioned and in position by October 30

 .    Expense policy integration; new policies in place by end of October, implementation November 1

 .    Original estimate of $1.45 billion in one-time charges increased by $75 million to cover unanticipated costs associated with hostile takeover attempt

ESTIMATED MERGER CHARGES

In connection with the merger, we will record certain merger-related and restructuring charges. These charges will be reflected in the combined company's income statement. In addition, we recorded purchase accounting adjustments as of September 1, 2001, to reflect former Wachovia's assets and liabilities at their respective fair values and to reflect certain exit costs related to the former Wachovia. The purchase accounting adjustments are preliminary and subject to refinement.

At the time of the merger announcement, management indicated that the company would incur an estimated $1.45 billion of merger costs. This amount included the merger-related and restructuring charges reflected in the income statement as well as the purchase accounting adjustment for certain exit costs.

--------------------------------------------------------------------------------
                                                                       Page - 12

                                                                        Wachovia
--------------------------------------------------------------------------------
The following chart details the company's progress compared with the estimated merger charges after adjusting for $75 million in additional charges incurred by both former Wachovia and First Union in conjunction with a hostile takeover bid.



---------------------------------------------------------------------------------------------------------------------------------
Estimated Merger Charges                                                      Merger-                  Exit Cost

                                                                             Related/                   Purchase
                                                                           Restructuring               Accounting

 (In millions)                                                                Charges                  Adjustments (a)     Total
---------------------------------------------------------------------------------------------------------------------------------
April 16, 2001 estimated charges                                  $               750                        700           1,450
---------------------------------------------------------------------------------------------------------------------------------
Additional charges relating to hostile bid                                                                                    75
---------------------------------------------------------------------------------------------------------------------------------
Adjusted total estimate                                           $               750                        700           1,525
---------------------------------------------------------------------------------------------------------------------------------
Total actual charges
Third quarter 2001                                                $                82                         65             147
Total cumulative charges                                          $                82                         65             147
---------------------------------------------------------------------------------------------------------------------------------
(a) These adjustments represent incremental costs related to combining the two companies and are specifically attributable to the former Wachovia. Examples include employee termination costs, contract cancellations including leases and closing redundant former Wachovia facilities. These adjustments flow through goodwill.



Merger-Related and Other Restructuring Charges/Gains

--------------------------------------------------------------------------------------------------------------------------------
Merger-Related, Restructuring and Other Charges/Gains (Income Statement Impact)                                        2001
                                                                                                         -----------------------
                                                                                                                      Third

(In millions)                                                                                                       Quarter
--------------------------------------------------------------------------------------------------------------------------------
Merger-related and restructuring charges
Personnel and employee termination benefits                                                            $                 43
Occupancy and equipment                                                                                                   -
Contract cancellations and system conversions                                                                             -
Other                                                                                                                    39
--------------------------------------------------------------------------------------------------------------------------------
Total First Union/Wachovia merger-related and restructuring charges                                                      82
--------------------------------------------------------------------------------------------------------------------------------
Merger-related charges from previously announced mergers                                                                  3
-------------------------------------------------------------------------------------------------------------------------------
    Total merger-related and restructuring charges                                                                       85
--------------------------------------------------------------------------------------------------------------------------------
Other charges/gains

Provision for loan losses (a)                                                                                           880
Other charges, net                                                                                                        4
--------------------------------------------------------------------------------------------------------------------------------
    Total other charges/gains                                                                                           884
--------------------------------------------------------------------------------------------------------------------------------
    Total merger-related, restructuring and other charges/gains                                                         969
Income tax benefits                                                                                                    (337)
--------------------------------------------------------------------------------------------------------------------------------
  After-tax merger-related, restructuring and other charges/gains                                      $                632
--------------------------------------------------------------------------------------------------------------------------------
(a) The incremental provision includes $330 million related to credit actions of combining the two loan portfolios, which was not included in the original estimate of one-time charges amounting to $1.45 billion and will be excluded from the cumulative amount of reported First Union/Wachovia one-time charges.
--------------------------------------------------------------------------------------------------------------------------------


In the quarter, the company recorded $85 million in merger-related, restructuring charges and other charges/gains primarily related to personnel and employee termination benefits as well as advertising and other charges. $82 million of these charges were related to the merger with the remainder relating to other smaller acquisitions.

--------------------------------------------------------------------------------
                                                                       Page - 13

                                                                        WACHOVIA
--------------------------------------------------------------------------------
GOODWILL AND OTHER INTANGIBLES



---------------------------------------------------------------------------------------------------------------------------
Goodwill and Other Intangibles Created                                                                            2001
                                                                                                    -----------------------
  by the First Union/Wachovia Merger                                                                             Third
(In millions)                                                                                                  Quarter
---------------------------------------------------------------------------------------------------------------------------
Purchase price less former Wachovia ending tangible
stockholders' equity as of September 1, 2001                                                      $              7,466
---------------------------------------------------------------------------------------------------------------------------
Preliminary fair value purchase accounting adjustments (a)
Financial assets                                                                                                   747
Premises and equipment                                                                                             146
Employee benefit plans                                                                                             276
Financial liabilities                                                                                              (13)
Other                                                                                                             (153)
---------------------------------------------------------------------------------------------------------------------------
      Total fair value purchase accounting adjustments                                                           1,003
---------------------------------------------------------------------------------------------------------------------------
Preliminary exit cost purchase accounting adjustments (b)
Personnel and employee termination benefits                                                                         43
Occupancy and equipment                                                                                              -
Contract cancellations                                                                                               -
Other                                                                                                               22
---------------------------------------------------------------------------------------------------------------------------
      Total exit cost purchase accounting adjustments (One-time costs)                                              65
---------------------------------------------------------------------------------------------------------------------------
      Total purchase intangibles                                                                                 8,534
Preliminary deposit base intangible (net of income taxes)                                                        1,465
---------------------------------------------------------------------------------------------------------------------------
Preliminary goodwill                                                                              $              7,069
---------------------------------------------------------------------------------------------------------------------------
(a) These adjustments represent preliminary fair value adjustments in compliance with business combination accounting standards and adjust assets and liabilities of the former Wachovia to their fair value as of September 1, 2001.
(b) These adjustments represent incremental costs relating to combining the two organizations which are specifically related to the former Wachovia.
---------------------------------------------------------------------------------------------------------------------------

Key Points

 .    Reported $1 billion in preliminary fair value purchase accounting adjustments in order to record former Wachovia's assets and liabilities at their respective fair values

 .    In the quarter, recorded $65 million in exit cost charges, primarily personnel-related


The company recorded purchase accounting adjustments resulting in a net write-down of $1 billion. These adjustments were made to record the assets and liabilities of former Wachovia at their respective fair values. Additionally, in 3Q01, the company recorded $65 million in exit cost purchase accounting adjustments, which represent costs associated specifically with the former Wachovia such as lease cancellations, equipment sales or write-offs, and employee termination benefits.


--------------------------------------------------------------------------------
                                                                       Page - 14

                                                                        WACHOVIA
--------------------------------------------------------------------------------
BUSINESS SEGMENT RESULTS

-----------------------------------------------------------------------------------------------------------------------------------
Wachovia Corporation                                                        Three Months Ended September 30, 2001
                                                      -----------------------------------------------------------------------------
Performance Summary                                         General              Capital                   Wealth
(In millions)                                                  Bank           Management               Management
-----------------------------------------------------------------------------------------------------------------------------------
Income statement data
Net interest income (Tax-equivalent)               $          1,280                   33                       61
Fee and other income                                            444                  655                      100
Intersegment revenue                                             30                  (12)                       -
-----------------------------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                              1,754                  676                      161
Provision for loan losses                                        98                    -                        2
Noninterest expense                                           1,023                  573                      115
Income taxes (Tax-equivalent)                                   222                   36                       15
-----------------------------------------------------------------------------------------------------------------------------------
  Operating earnings                               $            411                   67                       29
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Performance and other data
Economic profit                                    $            285                   42                       21
Risk adjusted return on capital (RAROC)                       37.31 %              31.54                    46.57
Economic capital                                   $          4,465                  848                      236
Cash overhead efficiency ratio                                57.77 %              84.72                    71.08
Average loans, net                                 $         76,590                  269                    5,680
Average core deposits                              $        110,755                1,535                    7,328
-----------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
Wachovia Corporation
                                                  -----------------------------------------------------
Performance Summary                                   Corporate and
(In millions)                                       Investment Banking     Parent          Consolidated
-------------------------------------------------------------------------------------------------------
Income statement data
Net interest income (Tax-equivalent)                        498              102                 1,974
Fee and other income                                       (250)              87                 1,036
Intersegment revenue                                        (15)              (3)                    -
-------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                            233              186                 3,010
Provision for loan losses                                   126               18                   244
Noninterest expense                                         479              120                 2,310
Income taxes (Tax-equivalent)                              (165)              50                   158
-------------------------------------------------------------------------------------------------------
  Operating earnings                                       (207)              (2)                  298
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Performance and other data
Economic profit                                            (356)              44                    36
Risk adjusted return on capital (RAROC)                  (10.58)           23.29                 13.05
Economic capital                                          6,267            1,576                13,392
Cash overhead efficiency ratio                               nm            11.51                 72.86
Average loans, net                                       42,076            8,411               133,026
Average core deposits                                    10,499            2,086               132,203
-------------------------------------------------------------------------------------------------------

Business segment results are presented on an operating basis, and accordingly, they exclude merger and other related charges and gains. Third quarter results at the segment and sub-segment level include three months of former First Union and one month of former Wachovia.

In conjunction with the merger, we realigned our segment reporting to reflect the business mix and management reporting structure of the new company. We now report the results of four business segments, compared with three previously, plus the Parent. The most significant change is the separation of Wealth Management from Capital Management. The five trailing quarters at the segment level and the three trailing quarters at the sub-segment level have been restated to reflect these changes.

Management reporting methodologies have also been revised to reflect the new company. This includes refinements in funds transfer pricing, economic capital, expected losses, costs, and other balance sheet and income statement allocations. Prior periods have not been restated to reflect these changes, as segment level results of the former First Union would not differ materially as a result of these changes.

--------------------------------------------------------------------------------
                                                                       Page - 15

                                                                        WACHOVIA
--------------------------------------------------------------------------------
Key Definitions
---------------

Activity-Based Costing - A method of determining product costs based upon
----------------------
detailed studies that align the cost of activities with the products those activities support.

Cost of Capital -The cost of capital rate is the minimum rate of return that
---------------
must be earned so as not to dilute shareholder value. Wachovia's cost of capital rate has been established using the capital asset pricing model (CAPM) and is currently set at 12 percent. The cost of capital charge is determined by multiplying the cost of capital rate times the amount of economic capital.

Economic Capital - Capital assigned based on a statistical assessment of the
----------------
credit, market and operating risks taken to generate profits in a particular business unit and/or product.

Economic Net Income - GAAP net income adjusted for intangibles amortization and
-------------------
the after-tax impact of expected losses vs. GAAP loan loss provision.

Economic Profit - Economic net income less the cost of capital charge.
---------------

Expected Losses - A long-term measure of credit losses expected on a specific
---------------
loan or loan portfolio. The loss assigned is based upon studies that analyze the average annual loss rate on groups of loans across multiple business cycles.

Intersegment revenues: Intersegment revenues (referral fees) are paid from the
----------------------
segment that "owns" a product to the segment that "sells" the product, and they are based upon comparable fees paid in the market and/or upon negotiated amounts which estimate the relative profitability value provided by the selling party. Cost allocation transfers are made for servicing provided from one business segment to another.

RAROC - Risk Adjusted Return On Capital. RAROC is calculated by dividing
-----
economic net income by economic capital.



--------------------------------------------------------------------------------
                                                                       Page - 16

                                                                        WACHOVIA
--------------------------------------------------------------------------------
GENERAL BANK
------------

This segment consists of the Retail & Small Business and Commercial operations.

-----------------------------------------------------------------------------------------------------------------------------------
General Bank                                                                                     2001                          2000
                                                         ---------------------------------------------   --------------------------
Performance Summary                                               Third         Second          First         Fourth          Third
(In millions)                                                   Quarter        Quarter        Quarter        Quarter        Quarter
-----------------------------------------------------------------------------------------------------------------------------------

Income statement data
Net interest income (Tax-equivalent)                  $           1,280          1,140          1,085          1,104          1,106
Fee and other income                                                444            388            341            355            352
Intersegment revenue                                                 30             27             25             25             24
-----------------------------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                                  1,754          1,555          1,451          1,484          1,482
Provision for loan losses                                            98             98            100             74             51
Noninterest expense                                               1,023            936            907            977            933
Income taxes (Tax-equivalent)                                       222            178            153            147            170
                                                         ---------------   ------------   ------------   ------------   -----------
  Operating earnings                                  $             411            343            291            286            328
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
Performance and other data
Economic profit                                       $             285            256            220            190            220
Risk adjusted return on capital (RAROC)                           37.31 %        39.85          37.55          32.53          35.98
Economic capital                                      $           4,465          3,691          3,494          3,689          3,652
Cash overhead efficiency ratio                                    57.77 %        59.29          61.49          64.89          61.98
Average loans, net                                    $          76,590         65,462         63,213         61,735         60,029
Average core deposits                                 $         110,755         99,388         98,376         98,184         97,186
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------
General Bank
                                                                3Q01                Estimated
Performance Summary                                              vs             Contribution From
(In millions)                                                   2Q01             WB          FTU
-----------------------------------------------------

Income statement data
Net interest income (Tax-equivalent)                             12  %
Fee and other income                                             14              12          2  %
Intersegment revenue                                             11
-----------------------------------------------------------------------   ------------------------
  Total revenue (Tax-equivalent)                                 13
Provision for loan losses                                         -
Noninterest expense                                               9              11         (2) %
Income taxes (Tax-equivalent)                                    25
-----------------------------------------------------------------------   --------------------
                                                        ------------      ------------------------
  Operating earnings                                             20  %
--------------------------------------------------------------------      ------------------------
                                                                ---

                                                                ---
-----------------------------------------------------------------------   ------------------------
Performance and other data
Economic profit                                                  11  %
Risk adjusted return on capital (RAROC)                            -
Economic capital                                                 21
Cash overhead efficiency ratio                                     -
Average loans, net                                               17              15          2  %
Average core deposits                                            11  %           11           - %
-----------------------------------------------------------------------   ------------------------

Key Points
 . Excluding former Wachovia, solid fee and other income growth was up 8%
  annualized, and expenses declined 8% annualized
 . Deposits up 11%, on strong growth of 4% of former First Union low cost core deposits (DDA, interest checking, savings, money market accounts) reflecting our pursuit of a more profitable deposit mix
 . Cash overhead efficiency ratio below 60% for the second consecutive quarter



-----------------------------------------------------------------------------------------------------------------------------------
General Bank Key Metrics                                                                         2001                          2000
                                                         ---------------------------------------------   --------------------------
                                                                  Third         Second          First         Fourth          Third
                                                                Quarter        Quarter        Quarter        Quarter        Quarter
-----------------------------------------------------------------------------------------------------------------------------------
Customer overall satisfaction score (a)                            6.33           6.32           6.29           6.27           6.22
Mystery Customer Profile scores (b)                               90.01 %        88.77          88.29          86.81          85.61
Online customers (In thousands)                                   3,810          2,903          2,640          2,367          2,149
Financial centers                                                 2,795          2,162          2,164          2,193          2,253
ATMs                                                              4,698          3,419          3,676          3,772          3,831
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------   ------------------------
General Bank Key Metrics                                        3 Q 01              Estimated

                                                               vs               Contribution From
                                                                2 Q 01              WB       FTU
--------------------------------------------------------------------------   ------------------------
Customer overall satisfaction score (a)                              -  %            -         -   %
Mystery Customer Profile scores (b)                                  -               -         -
Online customers (In thousands)                                     31              25         6
Financial centers                                                   29              30        (1)
ATMs                                                                37  %           40        (3)  %
--------------------------------------------------------------------------   ------------------------
(a) Gallup survey measured for customers of former First Union only; on a 1-7 scale; 6.4 = "best in class".
(b) Customer Service Profile measured for customers of former Wachovia only; perfect score of 100%.

Overall customer satisfaction score for former First Union customers was 6.33, which increased for the 10th consecutive quarter and is approaching the current goal of 6.4. The Team Wachovia Mystery Customer Exceptional Service Program score, a measurement of customer service for former Wachovia, was 90.01%, the sixth consecutive quarter of improvement toward our goal of 92%. In 1Q02, the company will begin utilizing the Gallup survey company-wide in order to measure customer service satisfaction.

ATM count increased by 1,279 units, primary related to former Wachovia.


--------------------------------------------------------------------------------
                                                                       Page - 17

RETAIL & SMALL BUSINESS

This sub-segment includes Retail Banking, Small Business Banking, First Union Mortgage Corp., First Union Home Equity Bank, Educaid and other retail businesses.

                                                            General Bank
----------------------------------------------------------------------------------------------------------  -----------------------
Retail and Small Business                                                           2001         3 Q 01            Estimated
                                            ---------------------------------------------
Performance Summary                                  Third         Second          First        vs             Contribution From
(In millions)                                      Quarter        Quarter        Quarter         2 Q 01            WB       FTU
----------------------------------------------------------------------------------------------------------  -----------------------
Income statement data
Net interest income (Tax-equivalent)     $           1,058            960            918             10  %
Fee and other income                                   403            357            314             13            12         1   %
Intersegment revenue                                    16             13             13             23
----------------------------------------------------------------------------------------------------------  -----------------------
  Total revenue (Tax-equivalent)                     1,477          1,330          1,245             11
Provision for loan losses                               73             85             82            (14)
Noninterest expense                                    909            835            811              9            10        (1)  %
Income taxes (Tax-equivalent)                          174            140            121             24
                                            ---------------   ------------   ------------   ------------    -----------------------
  Operating earnings                     $             321            270            231             19  %
----------------------------------------------------------------------------------------------------------  -----------------------


----------------------------------------------------------------------------------------------------------  -----------------------
Performance and other data
Economic profit                          $             240            221            192              9  %
Risk adjusted return on capital (RAROC)              42.39 %        44.72          42.59              -
Economic capital                         $           3,132          2,709          2,550             16
Cash overhead efficiency ratio                       61.01 %        61.80          64.06              -
Average loans, net                       $          47,789         42,288         40,839             13             8         5   %
Average core deposits                    $          99,969         89,795         89,259             11  %         11         -   %
----------------------------------------------------------------------------------------------------------  -----------------------

Net interest income was up 10%, reflecting the addition of Wachovia's strong banking system and continued strong loan production in financial centers despite shrinking deposit margins. Loans increased 13%, due to strong growth in prime equity lines, home equity and student loans. Of this increase, former Wachovia contributed an estimated 8%. Average core deposits grew 11%, primarily due to the contribution by former Wachovia. Low cost core deposits continued to increase on the strength of money market and interest checking, offset by run-off in CDs and CAP accounts.

Fee and other income grew 13%, primarily due to service charges and fees. While former Wachovia contributed an estimated 12% of this increase, former First Union results showed continued strength following record loan production in 2Q01. 3Q01 mortgage and home equity results included $21 million in gains on $4 billion in mortgage deliveries to agencies, $26 million in gains on flow servicing sales, and $2 million on other sales. 2Q01 included $22 million in gains on deliveries, $12 million in gains on flow servicing sales, and $9 million in other gains.

Expenses were up 9% driven by the incremental expense base of former Wachovia. Solid expense control continued at former First Union and overall financial center staffing levels remain close to 100%.

         Page -18

RETAIL LOAN PRODUCTION

                                                            General Bank
--------------------------------------------------------------------------------------------------------  -------------------------
Retail Loan Volume                                                             2001          3 Q 01              Estimated
                                     -----------------------------------------------
                                               Third          Second          First         vs               Contribution From
(In millions)                                Quarter         Quarter        Quarter          2 Q 01               WB       FTU
--------------------------------------------------------------------------------------------------------  -------------------------
Consumer direct                   $            1,339           1,755          1,210             (24)  %             -      (24)  %
Prime equity lines                             2,579           2,483          1,984               4                 -         4
First Union Home Equity                        1,447           1,558          1,274              (7)                -        (7)
First Union Mortgage Corporation               4,279           4,685          3,394              (9)               9       (18)
Other                                          1,348             731            728              84               (9)       93
                                 --------------------   -------------   --------------------------------  -------------------------
Total retail loan volume          $           10,992          11,212          8,590              (2)  %            3         (5) %
--------------------------------------------------------------------------------------------------------  -------------------------

Loan volume was down 2%, due primarily to extremely strong performance in 2Q01. Increases in PELs and the seasonal strength of Educaid were offset by declines in First Union Mortgage and Consumer direct volume. Former Wachovia contributed an estimated 3% increase.

---------------------------------------------------------------------------------------------------------  ------------------------
Retail Average Loans                                                            2001          3 Q 01              Estimated
                                      -----------------------------------------------
                                                Third          Second          First         vs               Contribution From
(In millions)                                 Quarter         Quarter        Quarter          2 Q 01               WB       FTU
---------------------------------------------------------------------------------------------------------  ------------------------
Consumer direct                    $           13,767          12,595         12,070               9   %            2         7   %
Prime equity lines                             10,354           9,738          9,370               6                2         4
First Union Home Equity                        12,013          11,383         11,097               6                -         6
First Union Mortgage Corporation                  402             416            439              (3)               -        (3)
Other                                          11,253           8,156          7,863              38               38         -
                                                                                     --------------------  ------------------------
Retail average loans               $           47,789          42,288         40,839              13   %            8         5   %
---------------------------------------------------------------------------------------------------------  ------------------------


Average retail loan outstandings increased 13%, primarily in Consumer direct, PELs and home equity loans. Former Wachovia contributed an estimated 8% of this increase. Other retail loans, which include Small Business products, increased 38%.

         Page -19

COMMERCIAL

This sub-segment includes middle-market Commercial, Commercial Real Estate and Government Banking.

                                                            General Bank
---------------------------------------------------------------------------------------------------------  ------------------------
Commercial                                                                      2001          3 Q 01              Estimated
                                           ------------------------------------------
Performance Summary                             Third          Second          First         vs               Contribution From
(In millions)                                 Quarter         Quarter        Quarter          2 Q 01               WB       FTU
---------------------------------------------------------------------------------------------------------  ------------------------
Income statement data
Net interest income (Tax-equivalent)    $         222             180            167              23   %
Fee and other income                               41              31             27              32               16        16   %
Intersegment revenue                               14              14             12               -
---------------------------------------------------------------------------------------------------------  ------------------------
  Total revenue (Tax-equivalent)                  277             225            206              23
Provision for loan losses                          25              13             18              92
Noninterest expense                               114             101             96              13               15        (2)  %
Income taxes (Tax-equivalent)                      48              38             32              26
                                           -----------   -------------   ------------    ------------      ------------------------
  Operating earnings                    $          90              73             60              23   %
---------------------------------------------------------------------------------------------------------  ------------------------


---------------------------------------------------------------------------------------------------------  ------------------------
Performance and other data
Economic profit                         $          45              35             28              29   %
Risk adjusted return on capital (RAROC)         25.38 %         26.41          23.93               -
Economic capital                        $       1,333             982            944              36
Cash overhead efficiency ratio                  40.59 %         44.44          46.05               -
Average loans, net                      $      28,801          23,174         22,374              24               26        (2)  %
Average core deposits                   $      10,786           9,593          9,117              12   %            7         5   %
---------------------------------------------------------------------------------------------------------  ------------------------


Net interest income increased 23%, due to low cost core deposit growth. Average loans were up 24%, due to the contribution of former Wachovia, estimated to be 26%. Deposits were up a solid 12%, driven by continued focus on attracting low cost core deposits and a flight to safety. Former Wachovia contributed an estimated 7% of this increase.

Fee and other income grew 32%, due to increased cash management service charges (on lower compensating balances) as a result of a lower interest rate environment. Management estimates that former Wachovia contributed 16% of this increase.

Expenses increased 13% as a result of the merger. The continued focus on expense control reduced expenses 2% at former First Union.

         Page -20

CAPITAL MANAGEMENT

This segment includes Asset Management and Retail Brokerage Services.

                                                         Capital Management
-----------------------------------------------------------------------------------------------------------------------------------
Capital Management                                                                               2001                          2000
                                                         ---------------------------------------------   --------------------------
Performance Summary                                               Third         Second          First         Fourth          Third
(In millions)                                                   Quarter        Quarter        Quarter        Quarter        Quarter
-----------------------------------------------------------------------------------------------------------------------------------

Income statement data
Net interest income (Tax-equivalent)                  $              33             30             32             40             38
Fee and other income                                                655            693            685            692            681
Intersegment revenue                                                (12)           (12)           (11)           (12)           (12)
-----------------------------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                                    676            711            706            720            707
Provision for loan losses                                             -              -              -              -              -
Noninterest expense                                                 573            583            575            574            576
Income taxes (Tax-equivalent)                                        36             44             45             49             44
                                                         ---------------   ------------   ------------   ------------   -----------
  Operating earnings                                  $              67             84             86             97             87
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Performance and other data
Economic profit                                       $              42             59             62             72             61
Risk adjusted return on capital (RAROC)                           31.54 %        41.26          42.34          46.09          40.91
Economic capital                                      $             848            817            823            836            844
Cash overhead efficiency ratio                                    84.72 %        82.04          81.37          79.65          81.40
Average loans, net                                    $             269            110            129            104             84
Average core deposits                                 $           1,535          1,609          1,827          2,142          2,356
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------   ------------------------
Capital Management                                           3 Q 01              Estimated

Performance Summary                                         vs               Contribution From
(In millions)                                                2 Q 01              WB       FTU
-----------------------------------------------------------------------   ------------------------
Income statement data
Net interest income (Tax-equivalent)                             10  %
Fee and other income                                             (5)               3        (8) %
Intersegment revenue                                              -
-----------------------------------------------------------------------   ------------------------
  Total revenue (Tax-equivalent)                                 (5)
Provision for loan losses                                         -
Noninterest expense                                              (2)               4        (6) %
Income taxes (Tax-equivalent)                                   (18)
--------------------------------------------------------------------      --------------------
  Operating earnings                                            (20) %
-----------------------------------------------------------------------   ------------------------

-----------------------------------------------------------------------   ------------------------
Performance and other data
Economic profit                                                 (29) %
Risk adjusted return on capital (RAROC)                            -
Economic capital                                                  4
Cash overhead efficiency ratio                                     -
Average loans, net                                               nm              17        nm   %
Average core deposits                                            (5) %             1        (6) %
-----------------------------------------------------------------------   ------------------------

Key Points
o Balanced model continues to provide solid performance in difficult market conditions
o Strong product sales through multiple distribution channels
   -- Record $1.2 billion total annuity sales, driven by $668 million in-bank sales, up $91 million from 2Q01
   -- Record $2.2 billion gross fluctuating mutual fund sales
o Continued focus on expense control evident

                                                         Capital Management
-----------------------------------------------------------------------------------------------------------------------------------
Capital Management Key Metrics                                                                   2001                          2000
                                                         ---------------------------------------------   --------------------------
                                                                  Third         Second          First         Fourth          Third
(In millions)                                                   Quarter        Quarter        Quarter        Quarter        Quarter
-----------------------------------------------------------------------------------------------------------------------------------
Separate account assets                               $         124,592         81,879         81,576         85,933         87,922
Mutual fund assets                                              101,749         90,279         86,767         84,797         85,223
-----------------------------------------------------------------------------------------------------------------------------------
  Total assets under management (a)                   $         226,341        172,158        168,343        170,730        173,145
-----------------------------------------------------------------------------------------------------------------------------------
Gross fluctuating mutual fund sales                   $           2,213          1,981          1,983          1,762          1,819
-----------------------------------------------------------------------------------------------------------------------------------
Assets under care (Excluding AUM) (b)                 $         488,537        499,847        489,380        485,516        500,962
-----------------------------------------------------------------------------------------------------------------------------------
Registered representatives (Actual)                               8,139          7,706          7,784          7,459          7,342
Brokerage offices (Actual)                                        3,390          2,690          2,695          2,568          2,623


-----------------------------------------------------------------------   ------------------------
Capital Management Key Metrics                               3 Q 01              Estimated

                                                            vs               Contribution From
(In millions)                                                2 Q 01              WB       FTU
-----------------------------------------------------------------------   ------------------------
Separate account assets                                          52  %           45         7   %
Mutual fund assets                                               13              11         1
-----------------------------------------------------------------------   ------------------------
  Total assets under management (a)                              31              27         4
-----------------------------------------------------------------------   ------------------------
Gross fluctuating mutual fund sales                              12               2        10
--------------------------------------------------------------------      ----------
Assets under care (Excluding AUM) (b)                            (2)              4        (6)
-----------------------------------------------------------------------   ------------------------
Registered representatives (Actual)                               6               8        (2)
Brokerage offices (Actual)                                       26  %           26         -   %
                                                                          ------------------------
(a) Includes $80 billion in assets managed for Wealth Management which are also reported in that segment.
(b) Includes $22 billion in assets held for Wealth Management which are also reported in that segment.
---------------------------------------------------------------------------------------------------------

Key Points
o 4% growth in assets under management produced by former First Union
o $47 billion added to assets under management by former Wachovia
o $102 billion in mutual funds with strong net fluctuating fund flows of $400 million driven by fixed income

         Page -21

ASSET MANAGEMENT

This sub-segment consists of the mutual fund business, customized investment advisory services and corporate and institutional trust services.

                                                         Capital Management
-----------------------------------------------------------------------------------------------------------  ----------------------
Asset Management                                                                  2001          3 Q 01            Estimated
                                               ----------------------------------------
Performance Summary                               Third          Second          First         vs             Contribution From
(In millions)                                   Quarter         Quarter        Quarter          2 Q 01             WB       FTU
-----------------------------------------------------------------------------------------------------------  ----------------------
Income statement data
Net interest income (Tax-equivalent)         $       (6)             (7)            (5)            (14)  %
Fee and other income                                210             213            214              (1)             3        (4)  %
Intersegment revenue                                 (1)              -              -               -
-----------------------------------------------------------------------------------------------------------  ----------------------
  Total revenue (Tax-equivalent)                    203             206            209              (1)
Provision for loan losses                             -               -              -               -
Noninterest expense                                 150             144            141               4              2         2   %
Income taxes (Tax-equivalent)                        19              20             24              (5)
                                               ---------   -------------   ------------    ------------      -------------------
  Operating earnings                         $       34              42             44             (19)  %
-----------------------------------------------------------------------------------------------------------  ----------------------

-----------------------------------------------------------------------------------------------------------  ----------------------
Performance and other data
Economic profit                              $       28              36             39             (22)  %
Risk adjusted return on capital (RAROC)           66.70 %         91.23          99.65               -
Economic capital                             $      204             182            180              12
Cash overhead efficiency ratio                    74.12 %         69.55          67.51               -
Average loans, net                           $      268             110            128              nm             16        nm   %
Average core deposits                        $    1,442           1,530          1,723              (6)  %          1        (7)  %
-----------------------------------------------------------------------------------------------------------  ----------------------




Fee and other income remained relatively flat at $210 million, off 1% from the prior quarter's $213 million. Former Wachovia added approximately $6 million of fee income. Strong net fund flows largely offset the effects of the declining market and the shift in asset mix to lower fee fund products. Management estimates that events of September 11 reduced fee revenue by approximately $3 million.

Expenses were up 4% including a $4 million charge for losses related to the World Trade Center tragedy. Otherwise, expenses, excluding an estimated 2% increase related to former Wachovia, were flat as a focus on cost control continued.

                                                         Capital Management
-----------------------------------------------------------------------------------------------------------------------------------
Mutual Funds                                                                                                  2001        3 Q 01
                               ----------------------------------------------------------------------------------------
                                                  Third Quarter                Second Quarter            First Quarter   vs
                               ----------------------------------------------------------------------------------------
(In billions)                      Amount   Fund Mix               Amount  Fund Mix             Amount  Fund Mix          2 Q 01
-----------------------------------------------------------------------------------------------------------------------------------
Assets under management
Money market                $          63             62  % $          55          61   % $         53           61 %         15  %
Equity                                 23             22               23          26               22           25            -
Fixed income                           16             16               12          13               12           14           33
-----------------------------------------------------------------------------------------------------------------------------------
  Total mutual fund assets  $         102           100   % $          90         100   % $         87         100  %         13  %
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------   ------------------------
Mutual Funds                         Estimated


                                 Contribution From


(In billions)                        WB       FTU
---------------------------   ------------------------
Assets under management
Money market                           7         8  %
Equity                               13       (13)
Fixed income                         25          8
---------------------------
  Total mutual fund assets           11         2   %
---------------------------   ------------------------


 .    Despite the severe market decline, Capital Management was able to grow client assets as investors acquired fixed income and money market funds. Total mutual fund assets rose 13%, 2% without the assets of former Wachovia.

 .    Growth in assets was led by record gross fluctuating fund sales of $2.2 billion, driven by strong fixed income sales. Net fluctuating fund sales grew to $400 million, driven by record gross sales and lower redemptions. Strong net money market fund sales continued during the quarter with $3.8 billion in sales.

 .    The fund mix continued its shift toward money market and fixed income funds due to the strong sales in these products and the effects of declining equity markets on equity fund values.

         Page -22

                                                                        Wachovia
--------------------------------------------------------------------------------
RETAIL BROKERAGE SERVICES

This sub-segment includes Retail Brokerage and Insurance Services.

-----------------------------------------------------------------------------------------------------------  ----------------------
Retail Brokerage Services                                                          2001       3 Q 01             Estimated
                                              ------------------------------------------
Performance Summary                               Third          Second           First         vs           Contribution From
(In millions)                                   Quarter         Quarter         Quarter       2 Q 01              WB       FTU
-----------------------------------------------------------------------------------------------------------  ----------------------
Income statement data
Net interest income (Tax-equivalent)       $         38              35              36               9  %
Fee and other income                                459             490             482              (6)           4       (10)  %
Intersegment revenue                                (14)            (11)            (11)             27
-----------------------------------------------------------------------------------------------------------  ----------------------
  Total revenue (Tax-equivalent)                    483             514             507              (6)
Provision for loan losses                             -               -               -                -
Noninterest expense                                 435             449             444              (3)           5        (8)  %
Income taxes (Tax-equivalent)                        16              24              21             (33)
-----------------------------------------------------------------------------------------------------------          ----------
  Operating earnings                        $        32              41              42             (22) %
-----------------------------------------------------------------------------------------------------------  ----------------------

-----------------------------------------------------------------------------------------------------------  ----------------------
Performance and other data
Economic profit                            $         13              22              23             (41) %
Risk adjusted return on capital (RAROC)           19.81  %        26.18           26.27                -
Economic capital                           $        647             638             645               1
Cash overhead efficiency ratio                    89.76  %        87.66           87.39                -
Average loans, net                         $          1               -               1                -           -         -   %
Average core deposits                      $         93              79             104              18  %         3        15   %
-----------------------------------------------------------------------------------------------------------  ----------------------

Net interest income was up 9% driven by the addition of the former Wachovia margin loan receivables.

Fee and other income was down $31 million, or 6%, as production declined due to the four day market shutdown and further deterioration in market conditions during the quarter. Record annuity sales help to offset reduced commission volume. Management estimates that the events of September 11 reduced fee revenues by approximately $25 million. Management estimates that former Wachovia businesses added 4% to fee and other income.

Expenses declined by $14 million or 3% representing the continued focus on cost control and lower production levels. Management estimates that former Wachovia contributed approximately a 5% increase to expenses. Excluding former Wachovia expenses, expenses would have declined by approximately 8%.

----------------------------------------------------------------------------------------------------------  -----------------------
Retail Brokerage Metrics                                                         2001          3 Q 01            Estimated
                                             -----------------------------------------
                                                 Third          Second          First         vs             Contribution From
(Dollars in millions)                          Quarter         Quarter        Quarter          2 Q 01             WB       FTU
----------------------------------------------------------------------------------------------------------  -----------------------
Broker client assets                      $    253,200         240,600        232,900               5   %        13          (8) %

Margin loans                              $      3,192           3,060          3,060               4            18         (14)
----------------------------------------------------------------------------------------------------------  -----------------------
Licensed sales force
Full-service financial advisors                  5,208           4,678          4,723              11             13        (2)
Financial center series 6                        2,931           3,028          3,061              (3)             -        (3)
----------------------------------------------------------------------------------------------------------  -----------------------
  Total sales force                              8,139           7,706          7,784               6   %          8        (2)  %
----------------------------------------------------------------------------------------------------------  -----------------------

Brokerage client assets grew 5%, as the addition of approximately $31 billion offset the decline in assets due to lower equity values.

Capital Management Eliminations In addition to the above sub-segments, Capital Management results include eliminations among business units. Certain brokerage commissions earned on mutual fund sales by the First Union brokerage sales force are eliminated and deferred in the consolidation of Capital Management reported results. In 3Q01, brokerage revenue and associated expense eliminations were $10 million and had no material effect on earnings.

--------------------------------------------------------------------------------
                                                                         Page-23

                                                                        Wachovia
--------------------------------------------------------------------------------
WEALTH MANAGEMENT
-----------------

This segment includes Private Capital Management and Personal Trust.

-----------------------------------------------------------------------------------------------------------------------------------
Wealth Management                                                             2001                          2000         3 Q 01
                                           ----------------------------------------   ---------------------------
Performance Summary                            Third         Second          First         Fourth          Third        vs
(In millions)                                Quarter        Quarter        Quarter        Quarter        Quarter         2 Q 01
-----------------------------------------------------------------------------------------------------------------------------------

Income statement data
Net interest income (Tax-equivalent)    $         61             48             46             47             47             27  %
Fee and other income                             100             79             79             84             79             27
Intersegment revenue                               -              -              -              -              -              -
-----------------------------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                 161            127            125            131            126             27
Provision for loan losses                          2              -              -              -              -              -
Noninterest expense                              115             84             83             84             80             37
Income taxes (Tax-equivalent)                     15             14             15             16             16              7
-----------------------------------------------------------------------------------------------------------------------------------
  Operating earnings                    $         29             29             27             31             30              -  %
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Performance and other data
Economic profit                         $         21             22             21             25             24             (5) %
Risk adjusted return on capital (RAROC)        46.57 %        65.29          64.07          72.41          71.65               -
Economic capital                        $        236            169            163            164            161             40
Cash overhead efficiency ratio                 71.08 %        65.12          66.57          63.82          63.35               -
Average loans, net                      $      5,680          4,449          4,368          4,319          4,211             28
Average core deposits                   $      7,328          6,367          6,176          5,737          5,579             15  %
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------  ------------------------
Wealth Management                                Estimated

Performance Summary                          Contribution From
(In millions)                                    WB       FTU
                                          ------------------------
Income statement data
Net interest income (Tax-equivalent)
Fee and other income                             22          5  %
Intersegment revenue
----------------------------------------  ------------------------
  Total revenue (Tax-equivalent)
Provision for loan losses
Noninterest expense                              27        10   %
Income taxes (Tax-equivalent)
                                          ------------------------
  Operating earnings
----------------------------------------  ------------------------

----------------------------------------  ------------------------
Performance and other data
Economic profit
Risk adjusted return on capital (RAROC)
Economic capital
Cash overhead efficiency ratio
Average loans, net                               26          2  %
Average core deposits                            15           - %
----------------------------------------  ------------------------

Key Points
o New segment created which includes personal trust, private client and insurance
o Fee income stable in difficult markets and showed strength in service charges and insurance commissions

Net interest income increased by 27% to $61 million as average loans were up 28% over 2Q01. The increase was primarily attributable to former Wachovia business lines. Average core deposits increased 15%, driven entirely by the addition of former Wachovia balances.

Fee and other income also rose 27%, up $21 million in the quarter. Approximately 22% was attributable to former Wachovia businesses. Despite the market declines following September 11, asset management fees were $79 million. Asset management fees are generally priced within the first 10 days of the month, and as a result, slightly lag changes in market valuations. Trust fees were flat from 2Q01 as stronger volume in estate, death settlement and hedge fund fees offset a slight decline in monthly fees.

Expenses were up 37% primarily reflecting the expense base of former Wachovia. Otherwise, expenses remained flat reflecting the continuing emphasis on expense control.

---------------------------------------------------------------------------------------------------------------------------------
Wealth Management Key Metrics                                               2001                          2000         3 Q 01
                                         ----------------------------------------   ---------------------------
                                             Third         Second          First         Fourth          Third        vs
(Dollars in millions)                      Quarter        Quarter        Quarter        Quarter        Quarter         2 Q 01
---------------------------------------------------------------------------------------------------------------------------------
Total assets under management (a)       $   80,100         48,100         47,900         52,500         53,200             67  %
PCM/PFA client relationships (Actual)       87,930         52,500         52,450         52,400         52,400             67
Wealth Management advisors (Actual)            936            552            558            556            540             70  %
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------  ------------------------
Wealth Management Key Metrics                   Estimated

                                            Contribution From
(Dollars in millions)                           WB       FTU
---------------------------------------  ------------------------
Total assets under management (a)               74        (7)  %
PCM/PFA client relationships (Actual)           67         -
Wealth Management advisors (Actual)             70         -   %
---------------------------------------

(a) These assets are managed by and reported in Capital Management.
-------------------------------------------------------------------

Key Points
o Customer retention in the integrated advisory model remains excellent
o Advisor retention remains strong and is bolstered with the addition of 100 new hires in the past six months

--------------------------------------------------------------------------------
                                                                         Page-24

                                                                        Wachovia
--------------------------------------------------------------------------------
CORPORATE AND INVESTMENT BANKING
--------------------------------

This segment includes Corporate Banking and Investment Banking.

-----------------------------------------------------------------------------------------------------------------------------------
Corporate and Investment Banking                                                  2001                          2000      3 Q 01
                                          ---------------------------------------------   ---------------------------
Performance Summary                                Third         Second          First         Fourth          Third     vs
(In millions)                                    Quarter        Quarter        Quarter        Quarter        Quarter      2 Q 01
-----------------------------------------------------------------------------------------------------------------------------------
Income statement data
Net interest income (Tax-equivalent)   $             498            468            445            440            417           6  %
Fee and other income                                (250)           334            314            268            362          nm
Intersegment revenue                                 (15)           (15)           (12)           (13)           (12)          -
-----------------------------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                     233            787            747            695            767         (70)
Provision for loan losses                            126             93             70            124             83          35
Noninterest expense                                  479            498            461            411            486          (4)
Income taxes (Tax-equivalent)                       (165)            43             53            (27)            47          nm
                                          ---------------   ------------   ------------   ------------   ------------  ------------
  Operating earnings                   $            (207)           153            163            187            151          nm  %
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Performance and other data
Economic profit                        $            (356)            (2)            (6)            51             (9)         nm  %
Risk adjusted return on capital (RAROC)           (10.58)%        11.89          11.60          15.31          11.44            -
Economic capital                       $           6,267          6,012          6,182          6,162          6,048           4
Cash overhead efficiency ratio                        nm %        60.39          59.02          50.24          60.89            -
Average loans, net                     $          42,076         41,145         42,751         41,770         42,017            2
Average core deposits                  $          10,499         10,200          9,456          9,232          9,086           3  %
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------   ------------------------
Corporate and Investment Banking                 Estimated

Performance Summary                          Contribution From
In millions)                                    WB       FTU
---------------------------------------   ------------------------
Income statement data
Net interest income (Tax-equivalent)
Fee and other income                               7    nm      %
Intersegment revenue
---------------------------------------   ------------------------
  Total revenue (Tax-equivalent)
Provision for loan losses
Noninterest expense                                6      (10)  %
Income taxes (Tax-equivalent)
---------------------------------------   --------------------
  Operating earnings
---------------------------------------   ------------------------

---------------------------------------   ------------------------
Performance and other data
Economic profit
Risk adjusted return on capital (RAROC)
Economic capital
Cash overhead efficiency ratio
Average loans, net                                 9        (7) %
Average core deposits                              8        (5) %
---------------------------------------   ------------------------

Key Points
o Total revenues excluding principal investing were $826 million
o Provision increased primarily due to one large account
o Decreased expenses reflect lower incentive-based compensation and strong cost controls
o Excluding former Wachovia, loans down 7% due to portfolio management actions

--------------------------------------------------------------------------------
                                                                         Page-25

                                                                        WACHOVIA
--------------------------------------------------------------------------------
CORPORATE BANKING

This sub-segment includes Large Corporate Lending, Commercial Leasing and Rail, and International operations.

--------------------------------------------------------------------------------------------------------  -------------------------
Corporate Banking                                                              2001          3 Q 01              Estimated
                                           -----------------------------------------
Performance Summary                            Third          Second          First         vs               Contribution From
(In millions)                                Quarter         Quarter        Quarter          2 Q 01               WB       FTU
--------------------------------------------------------------------------------------------------------  -------------------------
Income statement data
Net interest income (Tax-equivalent)     $       359             344            347               4   %
Fee and other income                             182             176            167               3                7        (4)  %
Intersegment revenue                             (10)             (8)            (8)             25
--------------------------------------------------------------------------------------------------------  -------------------------
  Total revenue (Tax-equivalent)                 531             512            506               4
Provision for loan losses                        125              95             71              32
Noninterest expense                              241             231            241               4                8        (4)  %
Income taxes (Tax-equivalent)                     56              64             67             (13)
----------------------------------------------------------------------------------------------------      -----------   -----------
  Operating earnings                     $       109             122            127             (11)  %
--------------------------------------------------------------------------------------------------------  -------------------------

--------------------------------------------------------------------------------------------------------  -------------------------
Performance and other data
Economic profit                          $        34              48             41             (29)  %
Risk adjusted return on capital (RAROC)        15.47 %         17.61          16.64                -
Economic capital                         $     3,859           3,483          3,551              11
Cash overhead efficiency ratio                 45.07 %         45.07          47.39                -
Average loans, net                       $    36,968          35,737         36,975               3                9        (6)  %
Average core deposits                    $     7,992           7,644          7,336               5   %            9        (4)  %
--------------------------------------------------------------------------------------------------------  -------------------------

Net interest income rose 4%. Excluding the benefit of former Wachovia, net interest income was reduced both by lower corporate banking loan demand and lower yields on commercial leases. Average loans and deposits were up $1.2 billion and $348 million, respectively, as a result of the merger. Decreased loan balances associated with the former First Union are indicative of reduced demand for credit as well as our strategies for exiting unprofitable relationships.

Fee and other income increased 3% as a result of the merger. Excluding the impact of former Wachovia, fee and other income was flat with 2Q01, which benefited from a $4 million gain on sale and higher leasing fees and rental income.

Provision increased $30 million due to the addition of one large account.

Expenses increased 4% as a result of the merger with former Wachovia.

--------------------------------------------------------------------------------------------------------  -------------------------
Corporate Banking Fees                                                         2001          3 Q 01              Estimated
                                          ------------------------------------------
                                               Third          Second          First         vs               Contribution From
(In millions)                                Quarter         Quarter        Quarter          2 Q 01               WB       FTU
--------------------------------------------------------------------------------------------------------  -------------------------
Lending                                  $        79              69             64              14   %          17          (3) %
Leasing                                           40              48             45             (17)               2       (19)
International                                     63              59             58               7                 -         7
--------------------------------------------------------------------------------------------------------  --------------------------
  Corporate banking fees                 $       182             176            167               3   %            7         (4) %
--------------------------------------------------------------------------------------------------------  -------------------------



--------------------------------------------------------------------------------
                                                                       Page - 26

                                                                        WACHOVIA
--------------------------------------------------------------------------------
INVESTMENT BANKING

This sub-segment includes Principal Investing, Equity Capital Markets, Loan Syndications, High Yield, M&A, Fixed Income Sales & Trading, Municipal Group, Foreign Exchange, Derivatives, Equity Derivatives, Structured Products, Real Estate Capital Markets and Asset Securitization.

------------------------------------------------------------------------------------------------------   -------------------------
Investment Banking                                                            2001         3 Q 01               Estimated
                                           ----------------------------------------
Performance Summary                           Third          Second          First         vs               Contribution From
(In millions)                               Quarter         Quarter        Quarter         2 Q 01                WB       FTU
------------------------------------------------------------------------------------------------------   -------------------------
Income statement data
Net interest income (Tax-equivalent)     $      139             124             98             12   %
Fee and other income                           (432)            158            147             nm                 7        nm   %
Intersegment revenue                             (5)             (7)            (4)           (29)
------------------------------------------------------------------------------------------------------   -------------------------
  Total revenue (Tax-equivalent)               (298)            275            241             nm
Provision for loan losses                         1              (2)            (1)             -
Noninterest expense                             238             267            220            (11)                4       (15)  %
Income taxes (Tax-equivalent)                  (221)            (21)           (14)            nm
                                           ---------    ------------   ------------    ---------------   -------------------------
  Operating earnings                     $     (316)             31             36             nm   %
------------------------------------------------------------------------------------------------------   -------------------------

------------------------------------------------------------------------------------------------------   -------------------------
Performance and other data
Economic profit                          $     (390)            (50)           (47)            nm   %
Risk adjusted return on capital (RAROC)      (52.32) %         4.02           4.81                -
Economic capital                         $    2,408           2,529          2,631             (5)
Cash overhead efficiency ratio               (91.90) %        85.29          80.69                -
Average loans, net                       $    5,108           5,408          5,776             (6)                6       (12)  %
Average core deposits                    $    2,507           2,556          2,120             (2)  %             5        (7)  %
------------------------------------------------------------------------------------------------------   -------------------------

Net interest income increased 12%, primarily due to wider spreads in fixed income sales and trading, as well as equity and fixed income derivatives, driven by the lower rate environment.

Fee and other income declined as a result of write-downs in principal investing, exacerbated by systemic weakness in public financial markets from the slowing economy. Excluding principal investing, fees were $153 million, down 29% from the prior quarter, primarily related to reduced fee income caused by widening credit spreads, reduced liquidity and reduced deal flow in investment banking agency business.

Principal investing losses were $585 million, primarily due to write-downs in private equity investments taken in the quarter. Charges are largely attributable to 1999 and 2000 vintages and reflect the continued deterioration of the telecom and technology sectors. Losses were $58 million in 2Q01. The invested portfolio amounted to $2.5 billion at quarter-end, of which 1% were public investments, 40% were private direct investments, 35% were fund investments, and the remainder represented mezzanine investments. Losses equate to write-downs of 25% on private equity investments and 20% on the total principal investing portfolio.

Expenses decreased 11%, due to lower incentive-based payments, reduced volumes and strong cost control.

-------------------------------------------------------------------------------------------------------   -------------------------
Investment Banking Fees                                                        2001         3 Q 01               Estimated
                                               Third          Second          First         vs               Contribution From
(In millions)                                Quarter         Quarter        Quarter         2 Q 01                WB       FTU
-------------------------------------------------------------------------------------------------------   -------------------------
Agency                                   $        63             116             43            (46)  %             3       (49)  %
Principal investing                             (585)            (58)           (43)            nm                 -        nm
Fixed income                                     110             116            166             (5)                6       (11)
Affordable housing (AH)                          (20)            (16)           (19)            25                 -        25
-------------------------------------------------------------------------------------------------------   -------------------------
  Investment banking fees                $      (432)            158            147             nm   %             7        nm   %
-------------------------------------------------------------------------------------------------------   -------------------------
Memoranda
Pre-tax value of AH tax credits          $        31              30             29              3   %             -         3   %
---------------------------------------------------------------------------------------------------       ---------------------
Adjusted investment banking fees                (401)            188            176              -                 6        (6)
-------------------------------------------------------------------------------------------------------   -------------------------
Trading profits (included above)         $        66             110             83            (40)  %             5       (45)  %
-------------------------------------------------------------------------------------------------------   -------------------------



--------------------------------------------------------------------------------
                                                                       Page - 27

                                                                        WACHOVIA
--------------------------------------------------------------------------------
PARENT
------

This sub-segment includes the central money book, investment portfolio, some consumer real estate and mortgage business, divested businesses, goodwill amortization, and core deposit intangible amortization.

-----------------------------------------------------------------------------------------------------------------------------------
Parent                                                                        2001                          2000         3 Q 01
                                            ---------------------------------------   ---------------------------
Performance Summary                            Third         Second          First         Fourth          Third        vs
(In millions)                                Quarter        Quarter        Quarter        Quarter        Quarter         2 Q 01
-----------------------------------------------------------------------------------------------------------------------------------

Income statement data
Net interest income (Tax-equivalent)     $       102             56            126            126            252             82  %
Fee and other income                              87            135            127            183            171            (36)
Intersegment revenue                              (3)             -             (2)             -              -              -
-----------------------------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                 186            191            251            309            423             (3)
Provision for loan losses                         18             32             49             (6)             8            (44)
Noninterest expense                              120             68            112             86            253             76
Income taxes (Tax-equivalent)                     50             51             47            149             56             (2)
--------------------------------------------------------------------------------------------------------------------------------
  Operating earnings                     $        (2)            40             43             80            106             nm  %
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Performance and other data
Economic profit                          $        44             71             75             81            103            (38) %
Risk adjusted return on capital (RAROC)        23.29 %        30.54          28.65          32.88          33.51               -
Economic capital                         $     1,576          1,505          1,837          1,531          1,878              5
Cash overhead efficiency ratio                 11.51 %         4.51          22.61          11.41          48.46               -
Average loans, net                       $     8,411          8,046          9,389         12,165         17,134              5
Average core deposits                    $     2,086          1,471          2,357          3,649          3,867             42  %
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------  ------------------------
Parent                                            Estimated

Performance Summary                           Contribution From
(In millions)                                     WB       FTU
-----------------------------------------  ------------------------
Income statement data
Net interest income (Tax-equivalent)
Fee and other income                              16       (52)  %
Intersegment revenue
-----------------------------------------  ------------------------

  Total revenue (Tax-equivalent)
Provision for loan losses
Noninterest expense                               35        41   %
Income taxes (Tax-equivalent)
-----------------------------------------  ------------------------
  Operating earnings
-----------------------------------------  ------------------------
Performance and other data
--------------------------
Economic profit
Risk adjusted return on capital (RAROC)
Economic capital
Cash overhead efficiency ratio
Average loans, net                                33       (28)  %
Average core deposits                             17        25   %
-----------------------------------------  ------------------------

Net interest income was up 82% due to reductions in corporate borrowing costs as a result of the declining rate environment. Average loans increased 5%, due primarily to the estimated 33% contribution from the merger with former Wachovia. Average core deposits increased 42%, due primarily to balance sheet management. Former Wachovia contributed an estimated 17% of the deposit increase.

Fee and other income declined 36% from 2Q01, due to higher write-downs in securities and investments as well as a decline in advisory fees associated with balance sheet management and an $8 million loss related to the World Trade Center.

Expenses were up 78%, primarily due to the addition of former Wachovia expenses as well as $39 million in new deposit base intangible amortization expense associated with the Wachovia merger.


--------------------------------------------------------------------------------
                                                                       Page - 28

FIRSTUNION.COM


-----------------------------------------------------------------------------------------------------------------------------------
firstunion.com                                                                                   2001                          2000
                                                         ---------------------------------------------   --------------------------
                                                                  Third         Second          First         Fourth          Third
(In thousands)                                                  Quarter        Quarter        Quarter        Quarter        Quarter
-----------------------------------------------------------------------------------------------------------------------------------

Online customers
Retail                                                            3,661          2,773          2,529          2,276          2,075
Wholesale                                                           149            130            111             91             74
-----------------------------------------------------------------------------------------------------------------------------------
  Total customers online                                          3,810          2,903          2,640          2,367          2,149
Retail enrollments per quarter                                      310            297            293            230            290
-----------------------------------------------------------------------------------------------------------------------------------
Dollar value of transactions (In billions)            $             7.8            6.4            4.4            2.2            2.2
-----------------------------------------------------------------------------------------------------------------------------------
Online penetration                                                   31 %           29             27             25             23
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------   ------------------------
firstunion.com                                        3 Q 01              Estimated

                                                     vs               Contribution From
(In thousands)                                        2 Q 01              WB       FTU
----------------------------------------------------------------   ------------------------
Online customers
Retail                                                    32  %           26         6   %
Wholesale                                                 15               1        14
----------------------------------------------------------------   ------------------------
  Total customers online                                  31              25         6
Retail enrollments per quarter                             4               6        (2)
----------------------------------------------------------------   ------------------------
Dollar value of transactions (In billions)                22               5        17
----------------------------------------------------------------   ------------------------
Online penetration                                         -  %            -         -   %
----------------------------------------------------------------   ------------------------

Online enrollments grew 31% from 2Q01 to 3.8 million, of which former Wachovia contributed an estimated 25% of the increase. There were 310,000 retail enrollments in 3Q01, up 4% from 2Q01. Dollar value of transactions initiated through internet channel (includes billpay and transfers) was $7.8 billion, up 22% from 2Q01, due in large part to an increase in customers to our online Federal Funds Transfer application as well as the estimated 5% contribution from former Wachovia.

FIRST UNION DIRECT


-----------------------------------------------------------------------------------------------------------------------------------
First Union Direct Metrics                                    2001                          2000    3 Q 01        Estimated
                                      -----------------------------   ---------------------------
                                        Third     Second     First         Fourth          Third   vs         Contribution From
(In millions)                         Quarter    Quarter   Quarter        Quarter        Quarter    2 Q 01        WB       FTU
-----------------------------------------------------------------------------------------------------------------------------------
Customer calls to
Person                                    8.8        8.4       9.5            9.0            7.0         5  %      -         -   %
Voice response unit                      27.9       23.5      24.5           24.2           23.0        19         -         -
-----------------------------------------------------------------------------------------------------------------------------------
  Total calls                            36.7       31.9      34.0           33.2           30.0        15         -         -
Calls handled in 30 seconds or less        84 %       72        68             73             79         -  %      -         -   %
-----------------------------------------------------------------------------------------------------------------------------------


         Page -29

                                                                        WACHOVIA
--------------------------------------------------------------------------------
         The foregoing supplemental materials may contain, among other things, certain forward-looking statements with respect to Wachovia Corporation ("Wachovia"), as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of Wachovia, including, without limitation, (i) statements relating to certain of Wachovia's goals and expectations with respect to earnings, earnings per share, revenue, expenses, and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets" "probably", "potentially", "projects" or similar expressions. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Wachovia's control). The following factors, among others, could cause Wachovia's financial performance to differ materially from the goals, plans, objectives, intentions, and expectations expressed in such forward-looking statements: (1) the risk that the businesses of former First Union Corporation and former Wachovia Corporation in connection with their merger (the "Merger") will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; (3) revenues following the Merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the Merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the strength of the United States economy in general and the strength of the local economies in which Wachovia conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Wachovia's loan portfolio and allowance for loan losses; (6) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (7) inflation, interest rate, market and monetary fluctuations; (8) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on Wachovia's capital markets and capital management activities, including, without limitation, its mergers and acquisition advisory business, equity and debt underwriting activities, private equity investment activities, derivative securities activities, investment and wealth management advisory businesses, and brokerage activities; (9) adverse changes in the financial performance and/or condition of Wachovia's borrowers which could impact the repayment of such borrowers' outstanding loans; and (10) the impact on Wachovia's businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts. Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements is included in the reports filed by Wachovia with the Securities and Exchange Commission, including its Current Report on Form 8-K dated October 23, 2001.

         Wachovia cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the Merger or other matters and attributable to Wachovia or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia does not undertake any obligation to update any forward-looking statement, whether written or oral.

         Page -30